UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K/A

(Amendment No. 1)

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2019

RSE ARCHIVE, LLC
(Exact name of issuer as specified in its charter)

Delaware	37-1920898
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

250 LAFAYETTE STREET, 2nd FLOOR, NEW YORK, NY 10012

(Full mailing address of principal executive offices)

(347) 952-8058
(Issuer’s telephone number, including area code)

www.rallyrd.com
(Issuer’s website)

Series #52MANTLE membership interests; Series #71MAYS membership interests; Series #RLEXPEPSI membership interests; Series #10COBB membership interests; Series #POTTER membership interests; Series #TWOCITIES membership interests;  Series #FROST membership interests;  Series #BIRKINBLEU membership interests;  Series #SMURF membership interests;  Series #70RLEX membership interests;  Series #EINSTEIN membership interests;  Series #HONUS membership interests;  Series #75ALI membership interests;  Series #71ALI membership interests

(Securities issued pursuant to Regulation A)

TABLE OF CONTENTS

RSE ARCHIVE, LLC

SECTIONPAGE

Explanatory note2

MASTER SERIES TABLE3

Item 1. Description of Business14

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation17

Item 4. Security Ownership of Management and Certain Security holders48

Item 7.  Financial Statements for the Period from January 3, 2019 to December 31, 2019F-1

EXHIBIT INDEXIII-1

Explanatory note

This Form 1-K/A (“Amendment No. “1) amends the Annual Report on Form 1-K of RSE Archive, LLC  (“we,” “us,” “our,” “RSE Archive,” or the “Company”)  for the period from January 3, 2019 to December 31, 2019 filed with the Securities and Exchange Commission on March 31, 2020 (“Original Report”).

The primary purpose of this Amendment No. 1 is to correct a classification error on its statements of cash flows for the period from January 3, 2019 to December 31, 2019 for the Series #71MAYS, Series #HONUS and the Consolidated statement of cash flows (“Financial Statements for the Period from January 3, 2019 to December 31, 2019 – Consolidated Statements of Cash Flows”). The Company considered both quantitative and qualitative factors in assessing the materiality of the error and determined the error was material and has restated the accompanying statements of cash flows for the from January 3, 2019 to December 31, 2019 to correct for the classification error and add supplemental cash flow information for reconciliation purposes.

The restatements do not impact the Company’s balance sheets, statements of operations or shareholders’ equity for any period. For more detailed financial information related to the restatement please refer to “Financial Statements for the Period from January 3, 2019 to December 31, 2019 – Note J Restatement."

This Amendment No. 1 speaks as of the filing date of the Original Report (unless otherwise noted or as the context otherwise requires) and reflects only changes to:

•Cover page

•Master Series Table

•Item 1. Description of the Business

•Item 2. Management’s Discussion And Analysis of Financial Condition and Results of Operation

•Item 4. Security Ownership of Management and Certain Security Holders

•Item 7. Financial Statements for the Period from January 3, 2019 to December 31, 2019

•Exhibit Index

We hereby amend the Master Series Table, Item 1, Item 2, Item 4, Item 7, and the Exhibit Index contained in our Original Report by deleting the text of the Master Series Table, Item 1, Item 2, Item 4, Item 7, and the Exhibit Index in their entirety and replacing them with the information provided below under the respective headings. This Amendment No. 1 also reflects an updated opinion from EisnerAmper LLP as well as their consent.

Other than reflecting information regarding Offerings which have closed since January 1, 2020 in the Master Series Table, Item 2, and Item 4, Amendment No. 1 does not affect any other items in our Original Report. Beyond the foregoing, we have not updated the disclosures contained therein to reflect any events that occurred subsequent to the date of the Original Report.

All statements in this Amendment No. 1 that are not historical are forward-looking statements within the meaning of Section 21E of the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue,” “opportunity,” “goals,” or “should,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business, and so are or will be, as applicable, subject to risks and uncertainties including but not limited to the risk factors discussed in the Original Report , that could cause actual results to differ materially from those anticipated in the forward-looking statements. We caution investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements. Our views and the events, conditions and circumstances on which these future forward-looking statements are based, may change.

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table”, shows key information related to each series. This information will be referenced in the following sections when referring to the Master Series Table.

Series / Series Name	Qualification Date	Underlying Asset	Offering Price per Interest	Minimum Offering Size	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Sourcing Fee	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments
#52MANTLE / Series Mickey Mantle Card	10/11/2019	1952 Topps #311 Mickey Mantle Card	$132.00	$132,000		Purchase Option Agreement	10/18/2019	10/25/2019	Closed	$3,090	1,000

• Purchase Option Agreement to acquire Underlying Asset for $125,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $110,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager
• $132,000 Offering closed on 10/25/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#71MAYS / Series Willie Mays Jersey	10/11/2019	1971 Willie Mays Jersey	$28.50	$57,000		Purchase Option Agreement	10/25/2019	10/31/2019	Closed	$1,830	2,000

• Purchase Option Agreement to acquire Underlying Asset for $52,500, entered on 4/26/2019

• Consideration to Asset Seller paid $47,250 in cash (90% of consideration) and the remainder ($5,250) in Interests in the Series #71MAYS issued to the Asset Seller at the closing of the Offering

• Down-payment of $12,500 on 5/2/2019 and final payment of $34,750 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager

• $57,000 Offering closed on 10/31/2019 and payments made by the Manager and other Obligations were paid through the proceeds

• (3)

#RLEXPEPSI / Series Rolex Gmt-Master II Pepsi	10/11/2019	Rolex GMT Master II 126710BLRO	$8.90	$17,800		Purchase Agreement	11/1/2019	11/6/2019	Closed	$22	2,000

• Purchase Agreement to acquire the Underlying Asset for $16,800 entered on 8/30/2019
• Payments of $2,100 on 6/12/2019 and $14,700 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager
• $17,800 Offering closed on 11/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#10COBB / Series E98 Ty Cobb	10/11/2019	1910 E98 Ty Cobb Card	$39.00	$39,000		Purchase Option Agreement	11/8/2019	11/14/2019	Closed	$1,510	1,000

• Purchase Option Agreement to acquire Underlying Asset for $35,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $20,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager
• $39,000 Offering closed on 11/14/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#POTTER / Series Harry Potter	10/11/2019	1997 First Edition Harry Potter	$24.00	$72,000	Purchase Agreement	11/15/2019	11/21/2019	Closed	($510)	3,000

• Purchase Agreement to acquire the Underlying Asset for $65,000 entered on 7/5/2019
• Down-payment of $10,000 on 7/8/2019, additional payment of $10,000 on 8/7/2019 and final payment of $45,000 on 10/9/2019 were made and financed through non-interest-bearing payments from the Manager
• $72,000 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#TWOCITIES / Series A Tale of Two Cities	10/11/2019	First Edition A Tale of Two Cities	$72.50	$14,500	Purchase Option Agreement	11/15/2019	11/21/2019	Closed	$55	200

• Purchase Option Agreement to acquire Underlying Asset for $12,000 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $14,500 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#FROST / Series A Boy’s Will	10/11/2019	First Edition A Boy's Will	$67.50	$13,500	Purchase Option Agreement	11/15/2019	11/21/2019	Closed	$865	200

• Purchase Option Agreement to acquire Underlying Asset for $10,000 entered on 7/30/2019
• Down-payment of $1,500 on 8/9/2019 and final payment of $8,500 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $13,500 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#BIRKINBLEU / Series Hermès Birkin Bag	11/1/2019	Bleu Saphir Lizard Hermès Birkin	$58.00	$58,000	Upfront Purchase	11/22/2019	11/27/2019	Closed	$170	1,000

• Acquired Underlying Asset for $55,500 on 8/2/2019 financed through a non-interest-bearing payment from the Manager
• $58,000 Offering closed on 11/27/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#SMURF / Series Rolex Submariner "Smurf"	11/1/2019	Rolex Submariner Date "Smurf" Ref. 116619LB	$17.25	$34,500	Upfront Purchase	11/22/2019	11/27/2019	Closed	$2,905	2,000

• Acquired Underlying Asset for $29,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $34,500 Offering closed on 11/27/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#70RLEX / Series Rolex Beta 21	10/11/2019	1970 Rolex Ref. 5100 Beta 21	$20.00	$20,000	Purchase Agreement	11/27/2019	12/6/2019	Closed	$50	1,000

• Purchase Agreement to acquire the Underlying Asset for $17,900 entered on 9/12/2019
• Payment of $17,900 on 6/12/2019 was made and financed through a non-interest-bearing payment from the Manager
• $20,000 Offering closed on 12/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#EINSTEIN / Series Philosopher-Scientist	10/11/2019	First Edition of Philosopher-Scientist	$7.25	$14,500	Purchase Option Agreement	12/6/2019	12/13/2019	Closed	$1,355	2,000

• Purchase Option Agreement to acquire Underlying Asset for $11,000 entered on 7/30/2019
• Down-payment of $1,650 on 8/9/2019 and final payment of $9,350 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $14,500 Offering closed on 12/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#HONUS / Series T206 Honus Wagner Card	11/27/2019	1909-1911 T206 Honus Wagner Card	$52.00	$520,000	Purchase Option Agreement	12/13/2019	12/26/2019	Closed	$5,572	10,000

• Purchase Option Agreement to acquire Underlying Asset from the Asset Seller, an affiliate of the Company for $500,028, entered on 11/11/2019 with expiration on 12/26/2019.
• Consideration to Asset Seller paid $225,000 in cash (43% of consideration) and the remainder ($275,028) in Interests in the Series #HONUS issued to the Asset Seller at the closing of the Offering

• Down-payment of $100,000 on 11/11/2019 was made and financed through a non-interest-bearing payment from the Manager
• $520,000 Offering closed on 12/26/2019 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase
• (3)

#75ALI / Series Ali-Wepner Fight Boots	11/1/2019	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	$23.00	$46,000	Purchase Agreement	12/20/2019	12/29/2019	Closed	($10)	2,000

• Purchase Agreement to acquire the Underlying Asset for $44,000 entered on 10/16/2019 with expiration on 12/16/209
• Down-payment of $22,000 on 10/17/2019 was made and financed through a non-interest-bearing payment from the Manager
• $46,000 Offering closed on 12/29/2019 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase
• (3)

#71ALI / Series “Fight of The Century” Contract	10/11/2019	1971 “Fight of the Century” Contract	$15.50	$31,000	Purchase Option Agreement	12/20/2019	12/30/2019	Sold	$1,090	2,000

• Purchase Option Agreement to acquire Underlying Asset for $27,500 entered on 4/26/2019
• Payment of $27,500 on 5/2/2019 was made and financed through a non-interest-bearing payment from the Manager
• $31,000 Offering closed on 12/30/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• $40,000 acquisition offer for 1971 "Fight of the Century" Contract accepted on 02/07/2020 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities
• (3)

#APROAK / Series Audemars Piguet A-Series	11/1/2019	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	$75.00	$75,000	Upfront Purchase	12/6/2019	1/2/2020	Closed	($63)	1,000

• Acquired Underlying Asset for $72,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $75,000 Offering closed on 1/2/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#88JORDAN / Series Michael Jordan 1988 Sneakers	11/1/2019	1988 Michael Jordan Nike Air Jordan III Sneakers	$11.00	$22,000	Purchase Agreement	1/19/2020	1/27/2020	Closed	$230	2,000

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#56MANTLE / Series 1956 Topps Mickey Mantle Card	12/18/2019	1956 Topps #135 Mickey Mantle Card	$1.00	$10,000	Upfront Purchase	1/3/2020	3/11/2020	Closed	$0	10,000

• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $10,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#BIRKINBOR / Series Hermès Bordeaux Porosus Birkin Bag	12/18/2019	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	$26.25	$52,500	Purchase Option Agreement	2/14/2020	2/20/2020	Closed	$225	2,000

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $52,500 Offering closed on 02/20/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#33RUTH / Series 1933 Goudey Babe Ruth Card	12/18/2019	1933 Goudey #144 Babe Ruth Card	$38.50	$77,000	Upfront Purchase	2/21/2020	2/26/2020	Closed	$603	2,000

• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $77,000 Offering closed on 2/26/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#SPIDER1 / Series 1963 Amazing Spider-Man #1	12/18/2019	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	$22.00	$22,000	Purchase Option Agreement	2/28/2020	3/4/2020	Closed	$230	1,000

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#BATMAN3 / Series 1940 Batman #3	12/18/2019	1940 D.C. Comics Batman #3 CGC NM 9.4	$78.00	$78,000	Purchase Option Agreement	2/28/2020	3/4/2020	Closed	$585	1,000

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $78,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#AGHOWL / Series Howl and Other Poems	10/11/2019	First Edition Howl and Other Poems	$38.00	$19,000	Purchase Option Agreement	3/6/2020	3/11/2020	Closed	$810	500

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#ROOSEVELT / Series African Game Trails	10/11/2019	First Edition African Game Trails	$19.50	$19,500	Purchase Option Agreement	3/6/2020	3/10/2020	Closed	$1,008	1,000

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#ULYSSES / Series Ulysses	10/11/2019	1935 First Edition Ulysses	$51.00	$25,500	Purchase Option Agreement	3/6/2020	3/10/2020	Closed	$695	500

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $25,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#98JORDAN / Series Michael Jordan Jersey	10/11/2019	1998 Michael Jordan Jersey	$64.00	$128,000	Purchase Option Agreement	3/13/2020	3/22/2020	Closed	$4,160	2,000

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager
• $128,000 Offering closed on 3/22/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#18ZION / Series Zion Williamson 2018 Sneakers	11/1/2019	2018 Zion Williamson Adidas James Harden Sneakers	$30.00	$15,000	Upfront Purchase	3/27/2020	04/02/2020	Closed	$200	500

• Acquired Underlying Asset for $13,500 on 10/17/2019 financed through a non-interest-bearing payment from the Manager

• $15,000 Offering closed on 4/2/2020 and payments made by the Manager and other Obligations were paid through the proceeds

• (3)

#SNOOPY / Series 2015 Omega Speedmaster "Silver Snoopy"	11/27/2019	2015 Omega Speedmaster Moonwatch	$12.75	$25,500	Upfront Purchase	04/03/2020	04/07/2020	Closed	($55)	2,000

• Acquired Underlying Asset for $24,000 on 10/29/2019 financed through a non-interest-bearing payment from the Manager

• $25,500 Offering closed on 4/7/2020 and payments made by the Manager and other Obligations were paid through the proceeds

• (3)

#APOLLO11 / Series New York Times Apollo 11	11/1/2019	Apollo 11 Crew-Signed New York Times Cover	$32.00	$32,000		Upfront Purchase	04/10/2020	04/19/2020	Closed	$130	1,000

• Acquired Underlying Asset for $30,000 on 10/17/2019 financed through a non-interest-bearing payment from the Manager

• $32,000 Offering closed on 4/19/2020 and payments made by the Manager and other Obligations were paid through the proceeds

• (3)

#24RUTHBAT / Series 1924 Babe Ruth Bat	12/18/2019	1924 George "Babe" Ruth Professional Model Bat	$85.00	$204,000	$255,000	Purchase Agreement	04/10/2020	Q1 2020 or Q2 2020	Open	($513)	2,400	3,000

• Purchase Agreement to acquire the Underlying Asset for $250,000 entered on 11/21/2019 with expiration on 2/19/2020
• Down-payment of $50,000 on 11/26/2019 and additional payment of $50,000 and $25,000 on 1/24/2020 and 4/3/2020 were made and financed through a non-interest-bearing payment from the Manager

#APEOD / Series Audemars Piguet "End of Days"	11/1/2019	Audemars Piguet Royal Oak Offshore "End of Days" Ref.25770SN.O.0001KE.01	$62.00	$24,800	$31,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$940	400	500	• Acquired Underlying Asset for $28,000 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
#YOKO / Series Grapefruit	10/11/2019	First Edition Grapefruit	$80.00	$12,800	$16,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$840	160	200

• Purchase Option Agreement to acquire Underlying Asset for $12,500 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,700 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#15PTKWT / Series Patek Philippe World Time	11/1/2019	Patek Philippe Complications World Time Ref. 5131R-001	$108.00	$86,400	$108,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	($140)	800	1,000	• Purchase Option Agreement to acquire Underlying Asset for $105,000 entered on 10/18/2019 with expiration on 12/18/2019

#HIMALAYA / Series Hermès Himalaya Birkin Bag	12/18/2019	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	$70.00	$112,000	$140,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$6,300	1,600	2,000

• Purchase Option Agreement to acquire Underlying Asset for $130,000 entered on 11/20/2019
• Down-payment of $32,500 on 11/26/2019 and final payment of $97,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager

#BOND1 / Series Casino Royale		1953 First Edition, First Issue Casino Royale	$39.00	$31,200	$39,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$510	800	1,000	• Acquired Underlying Asset for $37,000 on 1/16/2020 financed through a non-interest-bearing payment from the Manager
#CATCHER / Series The Catcher in the Rye		1951 First Edition, First Issue The Catcher in the Rye	$25.00	$10,000	$12,500	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$25	400	500	• Acquired Underlying Asset for $11,500 on 1/17/2020 financed through a non-interest-bearing payment from the Manager
#LOTR / Series The Lord of the Rings Trilogy		1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	$29.00	$23,200	$29,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$10	800	1,000	• Acquired Underlying Asset for $27,500 on 1/17/2020 financed through a non-interest-bearing payment from the Manager
#AMZFNT15 / Series 1962 Amazing Fantasy #15		1962 Amazing Fantasy #15 CGC VG+ 4.5	$65.00	$26,000	$32,500	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$575	400	500

• Purchase Agreement to acquire the Underlying Asset for $30,500 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $5,670 on 2/7/2020, additional payment of $9,525 on 2/28/2020 and final payment of $15,305 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#HULK1 / Series 1962 The Incredible Hulk #1	1962 The Incredible Hulk #1 CGC VF 8.0	$44.50	$71,200	$89,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$143	1,600	2,000

• Purchase Agreement to acquire the Underlying Asset for $87,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $16,173 on 2/7/2020, additional payment of $27,170 on 2/28/2020 and final payment of $43,657 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#BATMAN1 / Series 1940 Batman #1	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	$71.00	$56,800	$71,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$658	800	1,000

• Purchase Agreement to acquire the Underlying Asset for $68,500 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $12,734 on 2/7/2020, additional payment of $21,393 on 2/28/2020 and final payment of $34,373 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#55CLEMENTE / Series 1955 Topps Roberto Clemente Card	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	$38.00	$30,400	$38,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$520	800	1,000

• Purchase Agreement to acquire the Underlying Asset for $36,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $6,692 on 2/7/2020, additional payment of $11,243 on 2/28/2020 and final payment of $18,065 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#38DIMAGGIO / Series 1938 Goudey Joe DiMaggio Card	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	$22.00	$17,600	$22,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$680	800	1,000

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $3,718 on 2/7/2020, additional payment of $6,246 on 2/27/2020 and final payment of $10,036 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#RUTHBALL1 / Series 1934-39 Babe Ruth Ball	1934-39 Official American League Babe Ruth Single Signed Baseball	$14.50	$23,200	$29,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$510	1,600	2,000

• Purchase Agreement to acquire the Underlying Asset for $27,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $5,019 on 2/7/2020, additional payment of $8,432  on 2/28/2020 and final payment of $13,549 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#86JORDAN / Series 1986 Fleer Michael Jordan Card	1986 Fleer #57 Michael Jordan Card	$40.00	$32,000	$40,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$600	800	1,000	• Acquired Underlying Asset for $38,000 on 2/21/2020 financed through a non-interest-bearing payment from the Manager

#GMTBLACK1 / Series Rolex GMT-Master ref. 16758	Rolex 18k Yellow Gold GMT-Master ref. 16758	$28.00	$22,400	$28,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$1,520	800	1,000	• Acquired Underlying Asset for $25,000 on 2/21/2020 financed through a non-interest-bearing payment from the Manager
#SHKSPR4 / Series 1685 Shakespeare Fourth Folio	1685 Fourth Folio of William Shakespeare’s Comedies, Histories, and Tragedies	$115.00	$92,000	$115,000	Purchase Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$7,288	800	1,000

• Purchase Agreement to acquire Underlying Asset for $105,000 entered on 2/20/2020
• Down-payment of $52,500 on 2/23/2020 and final payment of $52,500 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#50JACKIE / Series 1950 Jackie Robinson Card	1950 Bowman #22 Jackie Robinson Card	$1.00	$8,000	$10,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$100	8,000	10,000	• Acquired Underlying Asset for $9,200 on 3/8/2020 financed through a non-interest-bearing payment from the Manager
#POKEMON1 / Series 1999 Pokémon First Edition Set	1999 Pokemon First Edition PSA GEM MT 10 Complete Set	$25.00	$100,000	$125,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$4,213	4,000	5,000	• Acquired Underlying Asset for $118,000 on 3/8/2020 financed through a non-interest-bearing payment from the Manager
#FANFOUR1 / Series 1961 Fantastic Four #1	1961 Fantastic Four #1 CGC VF+ 8.5 comic book	$52.50	$84,000	$105,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$2,563	1,600	2,000

• Purchase Option Agreement to acquire Underlying Asset for $100,000 entered on 3/3/2020
• Acquired Underlying Asset for $100,000 on 3/5/2020 financed through a non-interest-bearing payment from the Manager

#CHURCHILL / Series Second World War	First English Edition copies of Volumes I-VI of The Second World War by Winston Churchill	$1.00	$6,000	$7,500	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$125	6,000	7,500	• Acquired Underlying Asset for $6,500 on 3/9/2020 financed through a non-interest-bearing payment from the Manager
#ANMLFARM / Series Animal Farm	First Edition, First printing of Animal Farm by George Orwell	$1.00	$8,000	$10,000	Upfront Purchase	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$500	8,000	10,000	• Acquired Underlying Asset for $8,700 on 3/27/2020 financed through a non-interest-bearing payment from the Manager
#CAPTAIN3 / Series Captain America #3	1941 Captain America Comics #3 CGC VG/FN 5.0 comic book	$37.00	$29,600	$37,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$530	800	1,000	• Purchase Option Agreement to acquire Underlying Asset for $35,500 entered on 3/16/2020 • Down-payment of $7,100 on 3/20/2020 was financed through a non-interest-bearing payment from the Manager
#SUPER21 / Series Superman #21	1943 Superman #21 CGC VF/NM 9.0 comic book	$1.00	$6,800	$8,500	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$615	6,800	8,500	• Purchase Option Agreement to acquire Underlying Asset for $7,000 entered on 3/16/2020 • Down-payment of $1,400 on 3/20/2020 was financed through a non-interest-bearing payment from the Manager

#SOBLACK / Series Hermès So Black Birkin	2010 Hermès 30cm Black Calf Box Leather “So Black” Birkin with PVD Hardware	$56.00	$44,800	$56,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$4,240	800	1,000	• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 3/30/2020
#FAUBOURG / Series Hermès Sellier Faubourg Birkin	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware	$75.00	$120,000	$150,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$31,675	1,600	2,000	• Purchase Option Agreement to acquire Underlying Asset for $115,000 entered on 3/30/2020
#BIRKINTAN / Series Hermès Tangerine Ostrich Birkin Bag	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	$28.00	$22,400	$28,000	Purchase Option Agreement	Q1 2020 or Q2 2020	Q1 2020 or Q2 2020	Upcoming	$1,520	800	1,000	• Purchase Option Agreement to acquire Underlying Asset for $25,000 entered on 3/30/2020

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange represents sale of Series’ Underlying Asset.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series is limited to 2,000 “qualified purchasers” with a maximum of 500 non-“accredited investors”.

(3)Represents the actual Offering Size, number of Interests sold and fees at the Closing of the Offering.

Item 1. Description of Business

Company History

The Company was formed January 3, 2019, to engage in the business of identification, acquisition, marketing and management of a collection of memorabilia, collectible items, and alcohol (the “Memorabilia Assets” or the “Asset Class”). RSE Archive Manager, LLC is the manager of the Company (the “Manager”). RSE Markets, Inc. serves as the asset manager for the Memorabilia Assets owned by the Company and each underlying series (the “Asset Manager”). The Company acquires Memorabilia Assets financed through non-interest-bearing payments from the Manager, loans from officers or affiliates of the Manager, other third-parties and through purchase options negotiated with third-parties or affiliates, and develops the financial, offering and other materials to begin offering interests in the Company’s series’. The Company issues membership interests (the “Interests”) in a number of separate individual series (each, an “Offering”) of the Company (each, a “Series”). The Series assets may be referred to herein, collectively, as (the "Underlying Assets"). A purchaser of Interests (an “Investor”) in any Series acquires a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series is a single Underlying Asset (plus any cash reserves for future operating expenses) as well as certain liabilities related to expenses pre-paid by the Asset Manager.  There will be a separate closing with respect to each Offering (each, a “Closing”). At the date of this filing, the Company has entered or plans to enter into the agreements and had closed the Offerings for sale of Series Interests, listed in the Master Series Table.

Description of the Business

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Memorabilia Assets through a seamless investment experience on the Rally Rd.TM platform (the “Platform”). As well, Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the “Membership Experience Programs”, as defined below.

The Company, with the support of the Manager and its affiliates and through the use of the Platform, aims to provide:

(i)Investors with access to highest quality Memorabilia Assets for investment, portfolio diversification and secondary market liquidity for their Interests, through the liquidity platform (the “Liquidity Platform”) on the Platform, or otherwise, although there can be no guarantee that a secondary market will ever develop, through the Liquidity Platform, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the Closing of an Offering from which proceeds are used to acquire the Underlying Asset (“Asset Sellers”) with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interest conducted through the Platform, as part of total purchase consideration to Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Memorabilia Asset media experience, including “fantasy collecting” features. The investable assets on the Platform will be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the Platform and enable users to share personal sentiment on all types of assets.

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through the Membership Experience Programs such as:

•Visit & interact at Rally Rd.™ Museums (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment);

•Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies, commercials or at events); and

•Other asset-related products (e.g., merchandise, social networking, communities).

Competition

Although the Company’s business model is unique in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Memorabilia Assets that the Company competes for. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of Memorabilia Assets, developing in the industry, which will result in additional competition for Memorabilia Assets, but so far none of these models focus on the regulated securities market.

With the continued increase in popularity in the Asset Class, we expect competition for Memorabilia Assets to intensify in future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decreased the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the 83.1 million U.S. millennial market (based on 2015 figures by the U.S. Census Bureau) as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table.

Facilities

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager will store the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Memorabilia Assets of equivalent value and always as recommended by the Company’s advisory board.

The Company has leased space in an art storage facility in Delaware for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets are used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The facility the Company has leased space in, fulfills the following criteria:

-secure brick building in an office park with proximity to a police station;

-security cameras record and monitor remotely all areas of the building;

-temperature controlled to appropriate temperature for storage;

-special locked and gated area where all valuable items are stored, with limited access for select personnel;

-additionally, vaults exist inside the locked and gated area where ultra-high-end items are stored; and

-all items are kept out of sunlight and, in the case of vault items, out of all light.

Each of the Underlying Assets in the collection will be inspected on a regular basis according to the inspection schedule defined for each Underlying Asset by the Asset Manager in conjunction with members of the Company’s advisory board.

The Manager and the Asset Manager are located at 250 Lafayette Street, 2nd Floor, New York, NY 10012.

Employees

The Asset Manager presently has twenty-five full-time employees and five part-time contractors. Neither the Manager nor the Company have any employees.

Government Regulation

Regulation of the memorabilia industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and memorabilia titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes.

Claims arising out of actual or alleged violations of law could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

Legal Proceedings

None of the Company, any Series, the Manager, the Asset Manager or any director or executive officer of the Manager or Asset Manager is presently subject to any material legal proceedings.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation

We are devoting substantially all our efforts to establishing our business and planned principal operations only commenced in early 2019. As such and because of the start-up nature of the Company’s and the Manager’s business the reported financial information herein will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Asset Manager and its employees to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward including the Asset Manager’s ability to:

-continue to source high quality collectible Underlying Assets at reasonable prices to securitize through the Platform;

-market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

-find operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

-continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

-find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

We have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021.

At the time of this filing all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table will be the responsibility of the Series from the time of the Closing of the respective Offerings. All Series highlighted in gray or blue in the Master Series Table, have not had a Closing, but we have, or are in the process of launching these and subsequent Offerings for additional Series. Series whose Underlying Assets have been sold will subsequently be dissolved and are highlighted in orange in the Master Series Table.

Historical Investments in Underlying Assets

We provide investment opportunities in investment grade collectible memorabilia to Investors through the Platform, financed through various methods including, loans from officers of the Manager or other third-parties, if we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements negotiated with third-parties or affiliates, if we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table.

Period from January 3, 2019 to December 31, 2019

During the period from January 3, 2019 through December 31, 2019 we have entered into the agreements and had Closings, as listed in the table below. We received multiple loans or payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ initial Offering, if necessary. Upon completion of the Offering of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the table below, the Asset Seller is issued Interests in a particular Series as part of the total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the “Acquisition Expenses”, which include transportation of the Memorabilia Assets to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy, listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets during the period from January 3, 2019 to December 31, 2019. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. The Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses	Comments
#52MANTLE / Series Mickey Mantle Card	Purchase Option Agreement / 04/26/2019	10/25/2019	$125,000	$0	$125,000	$0	$0	0%	$150

• Purchase Option Agreement to acquire Underlying Asset for $125,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $110,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager
• $132,000 Offering closed on 10/25/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#71MAYS / Series Willie Mays Jersey	Purchase Option Agreement / 04/26/2019	10/31/2019	$52,500	$0	$47,250	$0	$5,250	10%	$0

• Purchase Option Agreement to acquire Underlying Asset for $52,500, entered on 4/26/2019

• Consideration to Asset Seller paid $47,250 in cash (90% of consideration) and the remainder ($5,250) in Interests in the Series #71MAYS issued to the Asset Seller at the closing of the Offering

• Down-payment of $12,500 on 5/2/2019 and final payment of $34,750 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager

• $57,000 Offering closed on 10/31/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#RLEXPEPSI / Series Rolex Gmt-Master II Pepsi	Purchase Agreement / 09/12/2019	11/6/2019	$16,800	$0	$16,800	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $16,800 entered on 8/30/2019
• Payments of $2,100 on 6/12/2019 and $14,700 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager
• $17,800 Offering closed on 11/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#10COBB / Series E98 Ty Cobb	Purchase Option Agreement / 04/26/2019	11/14/2019	$35,000	$0	$35,000	$0	$0	0%	$55

• Purchase Option Agreement to acquire Underlying Asset for $35,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $20,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager
• $39,000 Offering closed on 11/14/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#POTTER / Series Harry Potter	Purchase Agreement / 07/05/2019	11/21/2019	$65,000	$0	$65,000	$0	$0	0%	$5,155

• Purchase Agreement to acquire the Underlying Asset for $65,000 entered on 7/5/2019
• Down-payment of $10,000 on 7/8/2019, additional payment of $10,000 on 8/7/2019 and final payment of $45,000 on 10/9/2019 were made and financed through non-interest-bearing payments from the Manager
• $72,000 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#TWOCITIES / Series A Tale of Two Cities	Purchase Option Agreement / 07/30/2019	11/21/2019	$12,000	$0	$12,000	$0	$0	0%	$305

• Purchase Option Agreement to acquire Underlying Asset for $12,000 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $14,500 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#FROST / Series A Boy’s Will	Purchase Option Agreement / 07/30/2019	11/21/2019	$10,000	$0	$10,000	$0	$0	0%	$305

• Purchase Option Agreement to acquire Underlying Asset for $10,000 entered on 7/30/2019
• Down-payment of $1,500 on 8/9/2019 and final payment of $8,500 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $13,500 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#BIRKINBLEU / Series Hermès Birkin Bag	Upfront Purchase / 08/07/2019	11/27/2019	$55,500	$0	$55,500	$0	$0	0%	$0

• Acquired Underlying Asset for $55,500 on 8/2/2019 financed through a non-interest-bearing payment from the Manager
• $58,000 Offering closed on 11/27/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#SMURF / Series Rolex Submariner "Smurf"	Upfront Purchase / 10/18/2019	11/27/2019	$29,500	$0	$29,500	$0	$0	0%	$0

• Acquired Underlying Asset for $29,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $34,500 Offering closed on 11/27/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#70RLEX / Series Rolex Beta 21	Purchase Agreement / 09/12/2019	12/6/2019	$17,900	$0	$17,900	$0	$0	0%	$150

• Purchase Agreement to acquire the Underlying Asset for $17,900 entered on 9/12/2019
• Payment of $17,900 on 6/12/2019 was made and financed through a non-interest-bearing payment from the Manager
• $20,000 Offering closed on 12/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#EINSTEIN / Series Philosopher-Scientist	Purchase Option Agreement / 07/30/2019	12/13/2019	$11,000	$0	$11,000	$0	$0	0%	$250

• Purchase Option Agreement to acquire Underlying Asset for $11,000 entered on 7/30/2019
• Down-payment of $1,650 on 8/9/2019 and final payment of $9,350 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $14,500 Offering closed on 12/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#HONUS / Series T206 Honus Wagner Card	Purchase Option Agreement / 11/11/2019	12/26/2019	$500,028	$0	$225,000	$0	$275,028	53%	$0

• Purchase Option Agreement to acquire Underlying Asset from the Asset Seller, an affiliate of the Company for $500,028, entered on 11/11/2019 with expiration on 12/26/2019.

• Consideration to Asset Seller paid $225,000 in cash (43% of consideration) and the remainder ($275,028) in Interests in the Series #HONUS issued to the Asset Seller at the closing of the Offering

• Down-payment of $100,000 on 11/11/2019 was made and financed through a non-interest-bearing payment from the Manager

• $520,000 Offering closed on 12/26/2019 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase

#75ALI / Series Ali-Wepner Fight Boots	Purchase Agreement / 10/16/2019	12/29/2019	$44,000	$0	$44,000	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $44,000 entered on 10/16/2019 with expiration on 12/16/209
• Down-payment of $22,000 on 10/17/2019 was made and financed through a non-interest-bearing payment from the Manager
• $46,000 Offering closed on 12/29/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#71ALI / Series “Fight of The Century” Contract	Purchase Option Agreement / 04/26/2019	12/30/2019	$27,500	$0	$27,500	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $27,500 entered on 4/26/2019
• Payment of $27,500 on 5/2/2019 was made and financed through a non-interest-bearing payment from the Manager
• $31,000 Offering closed on 12/30/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• $40,000 acquisition offer for 1971 "Fight of the Century" Contract accepted on 02/07/2020 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities

#APROAK / Series Audemars Piguet A-Series	Upfront Purchase / 10/18/2019	1/2/2020	$72,500	$0	$72,500	$0	$0	0%	$0

• Acquired Underlying Asset for $72,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $75,000 Offering closed on 1/2/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#88JORDAN / Series Michael Jordan 1988 Sneakers	Purchase Agreement / 10/16/2019	1/27/2020	$20,000	$0	$20,000	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#56MANTLE / Series 1956 Topps Mickey Mantle Card	Upfront Purchase / 11/26/2019	3/11/2020	$9,000	$0	$9,000	$0	$0	0%	$0

• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $10,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#BIRKINBOR / Series Hermès Bordeaux Porosus Birkin Bag	Purchase Option Agreement / 11/20/2019	2/20/2020	$50,000	$0	$12,500	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $52,500 Offering closed on 02/20/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#33RUTH / Series 1933 Goudey Babe Ruth Card	Upfront Purchase / 11/26/2019	2/26/2020	$74,000	$0	$74,000	$0	$0	0%	$0

• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $77,000 Offering closed on 2/26/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#SPIDER1 / Series 1963 Amazing Spider-Man #1	Purchase Option Agreement / 11/27/2019	3/4/2020	$20,000	$0	$5,000	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#BATMAN3 / Series 1940 Batman #3	Purchase Option Agreement / 11/27/2019	3/4/2020	$75,000	$0	$18,750	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $78,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#AGHOWL / Series Howl and Other Poems	Purchase Option Agreement / 07/30/2019	3/11/2020	$15,500	$0	$15,500	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#ROOSEVELT / Series African Game Trails	Purchase Option Agreement / 07/30/2019	3/10/2020	$17,000	$0	$17,000	$0	$0	0%	$397

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#ULYSSES / Series Ulysses	Purchase Option Agreement / 07/30/2019	3/10/2020	$22,000	$0	$22,000	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $25,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#98JORDAN / Series Michael Jordan Jersey	Purchase Option Agreement / 04/26/2019	Q1 2020 or Q2 2020	$120,000	$0	$120,000	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager

#APEOD / Series Audemars Piguet "End of Days"	Upfront Purchase / 10/18/2019	Q1 2020 or Q2 2020	$28,000	$0	$28,000	$0	$0	0%	$0	• Acquired Underlying Asset for $28,000 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
#YOKO / Series Grapefruit	Purchase Option Agreement / 07/30/2019	Q1 2020 or Q2 2020	$12,500	$0	$12,500	$0	$0	0%	$150

• Purchase Option Agreement to acquire Underlying Asset for $12,500 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,700 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager

#15PTKWT / Series Patek Philippe World Time	Purchase Option Agreement / 10/18/2019	Q1 2020 or Q2 2020	$105,000	$0	$0	$105,000	$0	0%	$0	• Purchase Option Agreement to acquire Underlying Asset for $105,000 entered on 10/18/2019 with expiration on 12/18/2019
#18ZION / Series Zion Williamson 2018 Sneakers	Upfront Purchase / 10/16/2019	Q1 2020 or Q2 2020	$13,500	$0	$13,500	$0	$0	0%	$0	• Acquired Underlying Asset for $13,500 on 10/17/2019 financed through a non-interest-bearing payment from the Manager
#APOLLO11 / Series New York Times Apollo 11	Upfront Purchase / 10/16/2019	Q1 2020 or Q2 2020	$30,000	$0	$30,000	$0	$0	0%	$0	• Acquired Underlying Asset for $30,000 on 10/17/2019 financed through a non-interest-bearing payment from the Manager
#SNOOPY / Series 2015 Omega Speedmaster "Silver Snoopy"	Upfront Purchase / 11/05/2019	Q1 2020 or Q2 2020	$24,000	$0	$24,000	$0	$0	0%	$0	• Acquired Underlying Asset for $24,000 on 10/29/2019 financed through a non-interest-bearing payment from the Manager

#24RUTHBAT / Series 1924 Babe Ruth Bat	Purchase Agreement / 11/21/2019	Q1 2020 or Q2 2020	$250,000	$0	$50,000	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $250,000 entered on 11/21/2019 with expiration on 2/19/2020
• Down-payment of $50,000 on 11/26/2019 was made and financed through a non-interest-bearing payment from the Manager

#HIMALAYA / Series Hermès Himalaya Birkin Bag	Purchase Option Agreement / 11/20/2019	Q1 2020 or Q2 2020	$130,000	$0	$32,500	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $130,000 entered on 11/20/2019
• Down-payment of $32,500 on 11/26/2019 and final payment of $97,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager

TOTAL:	New Agreements: 33	Closings: 14	$2,089,728	$0	$1,298,200	$105,000	$280,278		$6,917

Note: Gray shading represents Series for which no Closing of an Offering had occurred as of December 31, 2019. Orange shading represents sale of Series’ Underlying Asset.

Note: New Agreements and Closings represent only those agreements signed and those Offerings closed in the particular period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the period i.e. if an Underlying Asset was purchased in a prior period, but had a Closing in the current period, it would not contribute to the totals for the period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

Subsequent Investments and Purchase Options Agreements for Underlying Assets

Since January 1, 2020 we have entered into the agreements and had Closings in connection with each Offering of Series listed in the table below. We received multiple loans and payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ Offering, if necessary. Upon completion of the Offering of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the table below, the Asset Seller is issued Interests in a particular Series as part of total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the Acquisition Expenses listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets since January 1, 2020. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses	Comments
#75ALI / Series Ali-Wepner Fight Boots	Purchase Agreement / 10/16/2019	12/29/2019	$44,000	$0	$0	$0	$0	0%	$47

• Purchase Agreement to acquire the Underlying Asset for $44,000 entered on 10/16/2019 with expiration on 12/16/209
• Down-payment of $22,000 on 10/17/2019 was made and financed through a non-interest-bearing payment from the Manager
• $46,000 Offering closed on 12/29/2019 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase

#APROAK / Series Audemars Piguet A-Series	Upfront Purchase / 10/18/2019	1/2/2020	$72,500	$0	$0	$0	$0	0%	$0

• Acquired Underlying Asset for $72,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $75,000 Offering closed on 1/2/2019 and payments made by the Manager and other Obligations were paid through the proceeds

#88JORDAN / Series Michael Jordan 1988 Sneakers	Purchase Agreement / 10/16/2019	1/27/2020	$20,000	$0	$0	$0	$0	0%	$47

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#56MANTLE / Series 1956 Topps Mickey Mantle Card	Upfront Purchase / 11/26/2019	3/11/2020	$9,000	$0	$0	$0	$0	0%	$0

• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $10,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#BIRKINBOR / Series Hermès Bordeaux Porosus Birkin Bag	Purchase Option Agreement / 11/20/2019	2/20/2020	$50,000	$0	$37,500	$0	$0	0%	$47

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $52,500 Offering closed on 02/20/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#33RUTH / Series 1933 Goudey Babe Ruth Card	Upfront Purchase / 11/26/2019	2/26/2020	$74,000	$0	$0	$0	$0	0%	$47

• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $77,000 Offering closed on 2/26/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#SPIDER1 / Series 1963 Amazing Spider-Man #1	Purchase Option Agreement / 11/27/2019	3/4/2020	$20,000	$0	$15,000	$0	$0	0%	$47

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#BATMAN3 / Series 1940 Batman #3	Purchase Option Agreement / 11/27/2019	3/4/2020	$75,000	$0	$56,250	$0	$0	0%	$47

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $78,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#AGHOWL / Series Howl and Other Poems	Purchase Option Agreement / 07/30/2019	3/11/2020	$15,500	$0	$0	$0	$0	0%	$297

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#ROOSEVELT / Series African Game Trails	Purchase Option Agreement / 07/30/2019	3/10/2020	$17,000	$0	$0	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#ULYSSES / Series Ulysses	Purchase Option Agreement / 07/30/2019	3/10/2020	$22,000	$0	$0	$0	$0	0%	$100

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $25,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#98JORDAN / Series Michael Jordan Jersey	Purchase Option Agreement / 04/26/2019	3/22/2020	$120,000	$0	$0	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager
• $128,000 Offering closed on 3/22/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#18ZION / Series Zion Williamson 2018 Sneakers	Upfront Purchase / 10/16/2019	4/2/2020	$13,500	$0	$0	$0	$0	0%	$0

• Acquired Underlying Asset for $13,500 on 10/17/2019 financed through a non-interest-bearing payment from the Manager
• $15,000 Offering closed on 4/2/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#SNOOPY / Series 2015 Omega Speedmaster "Silver Snoopy"	Upfront Purchase / 11/05/2019	4/7/2020	$24,000	$0	$0	$0	$0	0%	$0

• Acquired Underlying Asset for $24,000 on 10/29/2019 financed through a non-interest-bearing payment from the Manager
• $25,500 Offering closed on 4/7/2020 and payments made by the Manager and other Obligations were paid through the proceeds

#24RUTHBAT / Series 1924 Babe Ruth Bat	Purchase Agreement / 11/21/2019	Q1 2020 or Q2 2020	$250,000	$0	$75,000	$100,000	$0	0%	$47

• Purchase Agreement to acquire the Underlying Asset for $250,000 entered on 11/21/2019 with expiration on 2/19/2020
• Down-payment of $50,000 on 11/26/2019 and additional payment of $50,000 on 1/24/2020 were made and financed through a non-interest-bearing payment from the Manager

#HIMALAYA / Series Hermès Himalaya Birkin Bag	Purchase Option Agreement / 11/20/2019	Q1 2020 or Q2 2020	$130,000	$0	$97,500	$0	$0	0%	$47

• Purchase Option Agreement to acquire Underlying Asset for $130,000 entered on 11/20/2019
• Down-payment of $32,500 on 11/26/2019 and final payment of $97,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager

#BOND1 / Series Casino Royale	Upfront Purchase / 01/13/2020	Q1 2020 or Q2 2020	$37,000	$0	$37,000	$0	$0	0%	$137	• Acquired Underlying Asset for $37,000 on 1/16/2020 financed through a non-interest-bearing payment from the Manager
#CATCHER / Series The Catcher in the Rye	Upfront Purchase / 01/14/2020	Q1 2020 or Q2 2020	$11,500	$0	$11,500	$0	$0	0%	$137	• Acquired Underlying Asset for $11,500 on 1/17/2020 financed through a non-interest-bearing payment from the Manager
#LOTR / Series The Lord of the Rings Trilogy	Upfront Purchase / 01/16/2020	Q1 2020 or Q2 2020	$27,500	$0	$27,500	$0	$0	0%	$137	• Acquired Underlying Asset for $27,500 on 1/17/2020 financed through a non-interest-bearing payment from the Manager
#AMZFNT15 / Series 1962 Amazing Fantasy #15	Purchase Agreement / 02/05/2020	Q1 2020 or Q2 2020	$30,500	$0	$30,500	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $30,500 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $5,670 on 2/7/2020, additional payment of $9,525 on 2/28/2020 and final payment of $15,305 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#HULK1 / Series 1962 The Incredible Hulk #1	Purchase Agreement / 02/05/2020	Q1 2020 or Q2 2020	$87,000	$0	$87,000	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $87,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $16,173 on 2/7/2020, additional payment of $27,170 on 2/28/2020 and final payment of $43,657 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#BATMAN1 / Series 1940 Batman #1	Purchase Agreement / 02/05/2020	Q1 2020 or Q2 2020	$68,500	$0	$68,500	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $68,500 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $12,734 on 2/7/2020, additional payment of $21,393 on 2/28/2020 and final payment of $34,373 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#55CLEMENTE / Series 1955 Topps Roberto Clemente Card	Purchase Agreement / 02/05/2020	Q1 2020 or Q2 2020	$36,000	$0	$36,000	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $36,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $6,692 on 2/7/2020, additional payment of $11,243 on 2/28/2020 and final payment of $18,065 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#38DIMAGGIO / Series 1938 Goudey Joe DiMaggio Card	Purchase Agreement / 02/05/2020	Q1 2020 or Q2 2020	$20,000	$0	$20,000	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $3,718 on 2/7/2020, additional payment of $6,246 on 2/27/2020 and final payment of $10,036 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#RUTHBALL1 / Series 1934-39 Babe Ruth Ball	Purchase Agreement / 02/05/2020	Q1 2020 or Q2 2020	$27,000	$0	$27,000	$0	$0	0%	$0

• Purchase Agreement to acquire the Underlying Asset for $27,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $5,019 on 2/7/2020, additional payment of $8,432  on 2/28/2020 and final payment of $13,549 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#86JORDAN / Series 1986 Fleer Michael Jordan Card	Upfront Purchase / 02/18/2020	Q1 2020 or Q2 2020	$38,000	$0	$38,000	$0	$0	0%	$0	• Acquired Underlying Asset for $38,000 on 2/21/2020 financed through a non-interest-bearing payment from the Manager
#GMTBLACK1 / Series Rolex GMT-Master ref. 16758	Upfront Purchase / 02/20/2020	Q1 2020 or Q2 2020	$25,000	$0	$25,000	$0	$0	0%	$0	• Acquired Underlying Asset for $25,000 on 2/21/2020 financed through a non-interest-bearing payment from the Manager
#SHKSPR4 / Series 1685 Shakespeare Fourth Folio	Purchase Agreement / 02/20/2020	Q1 2020 or Q2 2020	$105,000	$0	$105,000	$0	$0	0%	$0

• Purchase Agreement to acquire Underlying Asset for $105,000 entered on 2/20/2020
• Down-payment of $52,500 on 2/23/2020 and final payment of $52,500 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#50JACKIE / Series 1950 Jackie Robinson Card	Upfront Purchase / 03/03/2020	Q1 2020 or Q2 2020	$9,200	$0	$9,200	$0	$0	0%	$0	• Acquired Underlying Asset for $9,200 on 3/8/2020 financed through a non-interest-bearing payment from the Manager
#POKEMON1 / Series 1999 Pokémon First Edition Set	Upfront Purchase / 03/02/2020	Q1 2020 or Q2 2020	$118,000	$0	$118,000	$0	$0	0%	$0	• Acquired Underlying Asset for $118,000 on 3/8/2020 financed through a non-interest-bearing payment from the Manager
#FANFOUR1 / Series 1961 Fantastic Four #1	Purchase Option Agreement / 03/03/2020	Q1 2020 or Q2 2020	$100,000	$0	$100,000	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $100,000 entered on 3/3/2020
• Acquired Underlying Asset for $100,000 on 3/5/2020 financed through a non-interest-bearing payment from the Manager

#CHURCHILL / Series Second World War	Upfront Purchase / 03/06/2020	Q1 2020 or Q2 2020	$6,500	$0	$6,500	$0	$0	0%	$0	• Acquired Underlying Asset for $6,500 on 3/9/2020 financed through a non-interest-bearing payment from the Manager
#ANMLFARM / Series Animal Farm	Upfront Purchase / 03/13/2020	Q1 2020 or Q2 2020	$8,700	$0	$8,700	$0	$0	0%	$0	• Acquired Underlying Asset for $8,700 on 3/27/2020 financed through a non-interest-bearing payment from the Manager

#CAPTAIN3 / Series Captain America #3	Purchase Option Agreement / 03/16/2020	Q1 2020 or Q2 2020	$35,500	$0	$7,100	$0	$0	0%	$0	• Purchase Option Agreement to acquire Underlying Asset for $35,500 entered on 3/16/2020 • Down-payment of $7,100 on 3/20/2020 was financed through a non-interest-bearing payment from the Manager
#SUPER21 / Series Superman #21	Purchase Option Agreement / 03/16/2020	Q1 2020 or Q2 2020	$7,000	$0	$7,000	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $7,000 entered on 3/16/2020
• Down-payment of $1,400 on 3/20/2020 and final payment of $5,600 on 04/03/2020 were made and financed through non-interest-bearing payments from the Manager

#SOBLACK / Series Hermès So Black Birkin	Purchase Option Agreement / 03/30/2020	Q1 2020 or Q2 2020	$50,000	$0	$50,000	$0	$0	0%	$0

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 3/30/2020
• Acquired Underlying Asset for $50,000 on 4/3/2020 financed through a non-interest-bearing payment from the Manager

#FAUBOURG / Series Hermès Sellier Faubourg Birkin	Purchase Option Agreement / 03/30/2020	Q1 2020 or Q2 2020	$115,000	$0	$0	$0	$0	0%	$0	• Purchase Option Agreement to acquire Underlying Asset for $115,000 entered on 3/30/2020
#BIRKINTAN / Series Hermès Tangerine Ostrich Birkin Bag	Purchase Option Agreement / 03/30/2020	Q1 2020 or Q2 2020	$25,000	$0	$0	$0	$0	0%	$0	• Purchase Option Agreement to acquire Underlying Asset for $25,000 entered on 3/30/2020
TOTAL:	New Agreements: 22	Closings: 13	$987,900	$0	$1,100,750	$0	$0		$1,185

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of Series’ Underlying Asset.

Note: New Agreements and Closings represent only those agreements signed and those Offerings close in the particular period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the period i.e. if an Underlying Asset was purchased in a prior period, but had a Closing in the current period, it would not contribute to the totals for the period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

Operating Results for the period January 3, 2019 to December 31, 2019

Due to the start-up nature of the Company, changes in operating results are impacted significantly by any increase in the number of Underlying Assets that the Company, through the Asset Manager, operates and manages. During the period from January 3, 2019 to December 31, 2019, the Company, through the Asset Manager, operated (meaning Underlying Asset fully-owned by the Company or a Series including closed and owned, but not yet launched Offerings) twenty-seven Underlying Assets of which fourteen had closed. In addition, the Company had signed various purchase option agreements and purchase agreements for additional Underlying Assets to be offered on the Platform in future, however, these Underlying Assets were not yet operated by the Company at December 31, 2019.

Revenues

Revenues are generated at the Company or the Series level. As of December 31, 2019, we have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021.

Operating Expenses

The Company incurred $8,005 in operating expenses in period from January 3, 2019 to December 31, 2019 related to storage, transportation, insurance, maintenance, marketing and professional services fees associated with the Underlying Assets.

The operating expenses incurred prior to the Closing of an Offering related to any of the Underlying Assets are being paid by the Manager and recognized by the Company as capital contributions and will not be reimbursed by the Series. Each Series of the Company will be responsible for its own operating expenses, such as storage, insurance or maintenance, beginning on the Closing date of the Offering for such Series Interests. However, post-closing operating expenses incurred and recorded by Series’ of the Company through the period from January 3, 2019 to December 31, 2019, the Manager has agreed to pay and not be reimbursed for certain but not all such expenses. These are accounted for as capital contributions by each respective Series.

Operating expenses for the Company including all of the Series by category for the period from January 3, 2019 to December 31, 2019 are as follows:

Total Operating Expense
12/31/2019
Storage	$ 1,881
Transportation	580
Insurance	2,607
Maintenance	-
Professional Fees	1,517
Marketing Expense	1,420
Total Operating Expense	$ 8,005

During the period from January 3, 2019 to December 31, 2019, at the close of the respective Offerings for the Series, listed in the table below, each individual Series became responsible for operating expenses. Pre-Closing operating expenses are incurred on the books of the Company and post-Closing operating expenses incurred by each Series with a closed Offering are incurred and recorded on the books of the Series. These are as follows:

Operating Expenses
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$ 607
Series #71MAYS	1971 Willie Mays Jersey	301
Series #RLEXPEPSI	Rolex GMT Master II	225
Series #10COBB	1910 Ty Cobb Card	233
Series #POTTER	1997 First Edition Harry Potter	196
Series #TWOCITIES	First Edition A Tale of Two Cities	142
Series #FROST	First Edition A Boy's Will	140
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	215
Series #SMURF	Rolex Submariner "Smurf"	329
Series #70RLEX	1970 Rolex Beta 21	105
Series #EINSTEIN	First Edition of Philosopher-Scientist	73
Series #HONUS	1909-11 Honus Wagner Card	965
Series #75ALI	1975 Muhammad Ali Boots	86
Series #71ALI	1971 “Fight of the Century” Contract	55
RSE Archive		4,333
Total Operating Expenses		$ 8,005

Solely in the case of the Series listed in the Master Series Table, and which had closed Offerings as December 31, 2019, the Manager has elected to pay for certain but not all of the operating expenses post the Closing of the Offerings for Series Interests and not be reimbursed by the respective Series. The unreimbursed expenses are accounted for as capital contributions by the Series.

Interest and Purchase Option Expenses and Financing/Banking Fees

The Company did not incur any interest expenses related to the loans made to the Company by officers of the Manager or third-party lenders during the period from January 3, 2019 to December 31, 2019.

There were no ongoing expenses related to the purchase options for any other Series listed in the Master Series Table during the period from January 3, 2019 to December 31, 2019.

During the period from January 3, 2019 to December 31, 2019, the Company incurred $36 of banking fees.

As detailed further in “Note D – Debt” of the Notes to Financial Statements and Financial Obligations of the Company below, the Asset Manager together with the Company and an affiliate of the Asset Manager, entered into a $1.5 million line of credit (the “Line of Credit” or “LoC”) with Silicon Valley Bank on April 30, 2019, which allowed the Manager to make purchases of assets using the LoC, with the assets as collateral. On December 20, 2019, the LoC was replaced with a $2.25 million demand note (the “Demand Note” or “DM”) with Upper90. The DM allows the Manager to make purchases of assets for the Company and the affiliate of the Asset Manager using the DM. At December 31, 2019, $1.56 million had been drawn on the DM and $7,800 in interest accrued by the Asset Manager.

Asset Acquisitions, Purchase Options and Asset Sales

Details on the Memorabilia Assets acquired or for which we entered into purchase option agreements or purchase agreements during the period from January 3, 2019 to December 31, 2019, as listed in the Master Series Table and summarized in the table below. We typically acquire Memorabilia Assets through the following methods.

-Upfront purchase – acquired the Underlying Asset outright prior to launch of the Offering, financed through loans made by officers or affiliates of the Manager, third-party lenders or through non-interest-bearing payments from the Asset Manager.

-Purchase option agreement – enter into a purchase option which gives us the right, but not the obligation to purchase a specific Underlying Asset, typically through the proceeds of the Offering for the Series related to the Underlying Asset.

-Purchase agreement – enter into a purchase agreement, which obligates us to acquire the Underlying Asset, but typically with a significant payment delay, with the goal of raising the capital through the Offering of the Series related to the Underlying Asset.

In addition to acquiring Underlying Assets, from time to time, the Company receives unsolicited take-over offers for certain Underlying Assets. Per the terms of the Company’s operating agreement, the Company, together with the Company’s advisory board evaluates the offers and determines if it is in the interest of the Investors to sell the Underlying Asset. In certain instances, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Asset will be cancelled.

Details on the Underlying Assets acquired or for which we entered into purchase option agreements or purchase agreements, or which have subsequently been sold, as listed in the Master Series Table and summarized in the table below. As of December 31, 2019, no Underlying Assets had been sold.

	# of Assets Sold	Total Value of Assets Sold ($)	# of Assets Acquired	Total Value Assets Acquired ($)	# of Purchase Option Agreements	Total Value of Purchase Option Agreements ($)	# of Purchase Agreements	Total Value of Purchase Agreements ($)	Grand Total #	Grand Total Value ($)
2019	0	$0	9	$336,000	18	$1,340,028	6	$413,700	33	2,089,728
Cumulative Total:	0	$0	9	$336,000	18	$1,340,028	6	$413,700	33	2,089,728

Note: Table represents agreements signed within the respective periods and value of Underlying Assets represented by the agreements.

See “Note C – Related Party Transactions”, “Note D –Debt”, and “Note A - Asset Dispositions” of the Notes to Financial Statements for additional information on asset acquisitions.

Liquidity and Capital Resources

From inception, the Company and the Series have financed their business activities through capital contributions to the Company and individual Series from the Manager (or its affiliates). However, there is no obligation or assurance that the Manager will provide such required capital. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings for individual Series may be used to create reserves for future operating expenses for such individual Series at the sole discretion of the Manager. There can be no assurance that the Manager will continue to fund such expenses. These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of December 31, 2019, the Company and the Series for which Closings had occurred, had cash or cash equivalents balances as follows:

Cash Balance
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$ 1,450
Series #71MAYS	1971 Willie Mays Jersey	1,600
Series #RLEXPEPSI	Rolex GMT Master II	300
Series #10COBB	1910 Ty Cobb Card	1,545
Series #POTTER	1997 First Edition Harry Potter	1,095
Series #TWOCITIES	First Edition A Tale of Two Cities	1,495
Series #FROST	First Edition A Boy's Will	1,695
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,250
Series #SMURF	Rolex Submariner "Smurf"	1,100
Series #70RLEX	1970 Rolex Beta 21	1,200
Series #EINSTEIN	First Edition of Philosopher-Scientist	1,750
Series #HONUS	1909-11 Honus Wagner Card	5,300
Series #75ALI	1975 Muhammad Ali Boots	1,050
Series #71ALI	1971 “Fight of the Century” Contract	1,600
Total Series Cash Balance		$ 22,430
RSE Archive		2,029
Total Cash Balance		$ 24,459

Note: Only includes Series for which an Offering has closed. RSE Archive cash balance represents loans or capital contributions to be used for future payment of operating expenses.

Financial Obligations of the Company

On April 30, 2019, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into a $1.5 million revolving line of credit with Silicon Valley Bank. The LoC allowed the Asset Manager to draw up to 80% of the value of an Underlying Assets for any asset held on the books of the Company for less than 180 days. Interest rate on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) or (ii) 6.0%. Interest expense is paid monthly by the Asset Manager. The Company was also held jointly and severably liable for any amounts outstanding under this LoC. On December 20, 2019, the Asset Manager and the Company cancelled the LoC and the Asset Manager repaid $220,000 outstanding under the LoC plus accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into the DM with Upper90. The DM allows the Asset Manager to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM. It is anticipated that the Asset Manager will replace the DM with a more permanent piece of debt from Upper90 at essentially the same terms sometime in the second quarter of 2020. At December 31, 2019, there were $1.56 million outstanding, per the table below, under the DM plus accrued interest of $7,800. Of the total $1.56 million in borrowings, $565,000 were related to Underlying Assets of the Company, the remainder related to Underlying Assets of the affiliate of the Asset Manager.

The table below shows the borrowing base at December 31, 2019.

Borrowing Base
Asset Type	Series	Underlying Asset	$ Borrowed	Date Drawn
Automobile	#81AV1	1982 Aston Martin V8 Vantage	$285,000	12/20/2019
Automobile	#72FG2	1972 Ferrari 365 GT C/4	275,000	12/20/2019
Automobile	#95FF1	1995 Ferrari 355 Spider	105,000	12/20/2019
Automobile	#03SS1	2003 Series Saleen S7	330,000	12/20/2019
Memorabilia	#98JORDAN	1998 Michael Jordan Jersey	120,000	12/20/2019
Memorabilia	#33RUTH	1933 Babe Ruth Card	74,000	12/20/2019
Memorabilia	#56MANTLE	1956 Mickey Mantle Card	9,000	12/20/2019
Memorabilia	#88JORDAN	1988 Air Jordan III Sneakers	20,000	12/20/2019
Memorabilia	#AGHOWL	First Edition Howl and Other Poems	15,500	12/20/2019
Memorabilia	#ROOSEVELT	First Edition African Game Trails	17,000	12/20/2019
Memorabilia	#ULYSSES	1935 First Edition Ulysses	22,000	12/20/2019
Memorabilia	#YOKO	First Edition Grapefruit	12,500	12/20/2019
Memorabilia	#BIRKINBOR	2015 Hermès Bordeaux Birkin	50,000	12/20/2019
Memorabilia	#HIMALAYA	2014 Hermès Himalaya Birkin	130,000	12/20/2019
Memorabilia	#SPIDER1	1963 Amazing Spider-Man #1	20,000	12/20/2019
Memorabilia	#BATMAN3	1940 Batman #3	75,000	12/20/2019
Total			$1,560,000

Note: Series #81AV1, Series #72FG2, Series #95FF1 and Series #03SS1 are Series of an affiliate of the Asset Manager.

From time to time the Manager, affiliates of the Manager or third-parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

See the subsection of “Liquidity and Capital Resources” of “Note A” to the Company’s financial statements for additional information.

Trend Information

 Completed, Launched and Qualified, but not Launched Offerings

The Company has completed, launched and qualified, but not launched the following number of Offerings.

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched	# of Assets Sold
2019	15	14	18	0

Note: data represents number Offerings for Series Interests of each state of Offering process in the given period.

Asset Disposals

The Company has sold the following Underlying Assets:

# of Underlying Assets Sold
2019	0

Planned Offerings and Other Operations

The Company plans to launch the Offerings with their status listed as upcoming in the Master Series Table above as well as additional Offerings in the remainder of 2020. The Company also plans to launch approximately 100 additional Offerings in the next twelve-month period, as of the date of this filing, including Offerings for increasingly higher value Underlying Assets.  The proceeds from any Offerings closed during the next twelve months will be used to acquire the Underlying Asset of each Series for which an Offering has closed. We believe that launching a larger number of Offerings in 2020 and beyond will help us from a number of perspectives:

1)Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2)Enable the Company to reduce operating expenses for each Series, as we negotiate better contracts for storage, insurance and other operating expenses with a larger collection of Underlying Assets.

3)Attract a larger community of Asset Sellers with high quality Underlying Assets to the Platform who may view us as a more efficient method of transacting than the traditional auction or dealership processes.

In addition to more Offerings, we also intend to continue to develop Membership Experience Programs, which allow Investors to enjoy the collection of assets acquired and managed by the Company through Membership Experience Programs. The initial testing of such Membership Experience Programs commenced in early 2019, with the opening of the Asset Manager’s showroom in New York and the launch of the Asset Manger’s online merchandise shopping experience, but no revenues directly attributable to the Company or any Series have been generated by such programs. We expect to develop additional Membership Experience Programs throughout the remainder of 2020 and beyond, including one additional showroom location in the next year as of the date of this filing. We believe that expanding the Membership Experience Programs in 2020 and beyond will help us from a number of perspectives:

1)Serve as an additional avenue to attract users to the Platform and to engage the existing users and Investors.

2)Start to generate revenues for the Series from the Underlying Assets used in the Membership Experience Programs, which we anticipate will enable the Underlying Assets to generate revenues for the Series to cover, in whole or in part, the ongoing post-Closing operating expenses.

We do not anticipate generating enough revenues in fiscal year 2020 from Membership Experience Programs, or otherwise, to cover all the operating expenses for any of the existing Series, or any other Series of Interests for which Offerings are expected to close in fiscal year 2020.

Item 4. Security Ownership of Management and Certain Security holders

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 2% of the Interests acquired on the same terms as the other Investors. The address of the Manager is 250 Lafayette Street, 2nd Floor, New York, NY 10012.

As of the date of this filing, the securities of the Company are beneficially owned as follows:

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value	Interests Issued to Asset Seller (3)
Interest - Series #52MANTLE	10/25/2019	1,000	20 / 2%	$132,000	0 / 0%
Interest - Series #71MAYS	10/31/2019	2,000	110 / 6%	$57,000	200 / 10%
Interest - Series #RLEXPEPSI	11/6/2019	2,000	40 / 2%	$17,800	0 / 0%
Interest - Series #10COBB	11/14/2019	1,000	21 / 2%	$39,000	0 / 0%
Interest - Series #POTTER	11/21/2019	3,000	60 / 2%	$72,000	0 / 0%
Interest - Series #TWOCITIES	11/21/2019	200	8 / 4%	$14,500	0 / 0%
Interest - Series #FROST	11/21/2019	200	8 / 4%	$13,500	0 / 0%
Interest - Series #BIRKINBLEU	11/27/2019	1,000	170 / 17%	$58,000	0 / 0%
Interest - Series #SMURF	11/27/2019	2,000	550 / 28%	$34,500	0 / 0%
Interest - Series #70RLEX	12/6/2019	1,000	30 / 3%	$20,000	0 / 0%
Interest - Series #EINSTEIN	12/13/2019	2,000	100 / 2%	$14,500	0 / 0%
Interest - Series #HONUS	12/26/2019	10,000	200 / 2%	$520,000	5289 / 53%
Interest - Series #75ALI	12/29/2019	2,000	358 / 18%	$46,000	0 / 0%
Interest - Series #APROAK	1/2/2020	1,000	339 / 34%	$75,000	0 / 0%
Interest - Series #88JORDAN	1/27/2020	2,000	40 / 2%	$22,000	0 / 0%
Interest - Series #56MANTLE	3/11/2020	10,000	200 / 2%	$10,000	0 / 0%
Interest - Series #BIRKINBOR	2/20/2020	2,000	200 / 10%	$52,500	0 / 0%
Interest - Series #33RUTH	2/26/2020	2,000	40 / 2%	$77,000	0 / 0%
Interest - Series #SPIDER1	3/4/2020	1,000	20 / 2%	$22,000	0 / 0%
Interest - Series #BATMAN3	3/4/2020	1,000	20 / 2%	$78,000	0 / 0%
Interest - Series #AGHOWL	3/11/2020	500	10 / 2%	$19,000	0 / 0%
Interest - Series #ROOSEVELT	3/10/2020	1,000	20 / 2%	$19,500	0 / 0%
Interest - Series #ULYSSES	3/10/2020	500	10 / 2%	$25,500	0 / 0%
Interest - Series #98JORDAN	3/22/2020	2,000	240 / 12%	$128,000	0 / 0%
Interest - Series #18ZION	4/2/2020	500	10 / 2%	$15,000	0 / 0%
Interest - Series #SNOOPY	4/7/2020	2,000	40 / 2%	$25,500	0 / 0%
Interest - Series #APOLLO11	4/19/2020	1,000	20 / 2%	$32,000	0 / 0%
Interest - Series #24RUTHBAT	Q2 2020 or Q3 2020	1	1 / 100%	$255,000	0 / 0%

Interest - Series #APEOD	Q2 2020 or Q3 2020	1	1 / 100%	$31,000	0 / 0%
Interest - Series #YOKO	Q2 2020 or Q3 2020	1	1 / 100%	$16,000	0 / 0%
Interest - Series #15PTKWT	Q2 2020 or Q3 2020	1	1 / 100%	$108,000	0 / 0%
Interest - Series #HIMALAYA	Q2 2020 or Q3 2020	1	1 / 100%	$140,000	0 / 0%
Interest - Series #BOND1	Q2 2020 or Q3 2020	1	1 / 100%	$39,000	0 / 0%
Interest - Series #CATCHER	Q2 2020 or Q3 2020	1	1 / 100%	$12,500	0 / 0%
Interest - Series #LOTR	Q2 2020 or Q3 2020	1	1 / 100%	$29,000	0 / 0%
Interest - Series #AMZFNT15	Q2 2020 or Q3 2020	1	1 / 100%	$32,500	0 / 0%
Interest - Series #HULK1	Q2 2020 or Q3 2020	1	1 / 100%	$89,000	0 / 0%
Interest - Series #BATMAN1	Q2 2020 or Q3 2020	1	1 / 100%	$71,000	0 / 0%
Interest - Series #55CLEMENTE	Q2 2020 or Q3 2020	1	1 / 100%	$38,000	0 / 0%
Interest - Series #38DIMAGGIO	Q2 2020 or Q3 2020	1	1 / 100%	$22,000	0 / 0%
Interest - Series #RUTHBALL1	Q2 2020 or Q3 2020	1	1 / 100%	$29,000	0 / 0%
Interest - Series #86JORDAN	Q2 2020 or Q3 2020	1	1 / 100%	$40,000	0 / 0%
Interest - Series #GMTBLACK1	Q2 2020 or Q3 2020	1	1 / 100%	$28,000	0 / 0%
Interest - Series #SHKSPR4	Q2 2020 or Q3 2020	1	1 / 100%	$115,000	0 / 0%
Interest - Series #50JACKIE	Q2 2020 or Q3 2020	1	1 / 100%	$10,000	0 / 0%
Interest - Series #POKEMON1	Q2 2020 or Q3 2020	1	1 / 100%	$125,000	0 / 0%
Interest - Series #FANFOUR1	Q2 2020 or Q3 2020	1	1 / 100%	$105,000	0 / 0%
Interest - Series #CHURCHILL	Q2 2020 or Q3 2020	1	1 / 100%	$7,500	0 / 0%
Interest - Series #ANMLFARM	Q2 2020 or Q3 2020	1	1 / 100%	$10,000	0 / 0%
Interest - Series #CAPTAIN3	Q2 2020 or Q3 2020	1	1 / 100%	$37,000	0 / 0%
Interest - Series #SUPER21	Q2 2020 or Q3 2020	1	1 / 100%	$8,500	0 / 0%
Interest - Series #SOBLACK	Q2 2020 or Q3 2020	1	1 / 100%	$56,000	0 / 0%
Interest - Series #FAUBOURG	Q2 2020 or Q3 2020	1	1 / 100%	$150,000	0 / 0%
Interest - Series #BIRKINTAN	Q2 2020 or Q3 2020	1	1 / 100%	$28,000	0 / 0%

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)RSE Markets, Inc., is the beneficial owner of these Interests.

(2)Upon the designation of the Series, RSE Markets, Inc. became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, RSE Markets, Inc. must own at least 2% of the Series.

(3)Interests in Series issued to Asset Seller at Closing of Offering as part of total purchase consideration.

Item 7.  Financial Statements for the Period from January 3, 2019 to December 31, 2019

CONTENTS

PAGE

RSE ARCHIVE, LLC AND VARIOUS SERIES:

Period January 3, 2019 to December 31, 2019 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-1

Consolidated Balance SheetsF-2

Consolidated Statements of OperationsF-5

Consolidated Statements of Members’ Equity F-8

Consolidated Statements of Cash Flows F-10

Notes to Consolidated Financial Statements F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

RSE Archive, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RSE Archive, LLC (the "Company") in total and for each listed Series as of December 31, 2019, and the related consolidated statements of operations, members' equity, and cash flows for the Company in total and for each listed Series for the period from January 3, 2019 (inception) to December 31, 2019, and the related notes (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company and each listed Series as of December 31, 2019, and the consolidated results of operations and cash flows for the Company and each listed Series for the period from January 3, 2019 (inception) to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company's and each listed Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement

As discussed in Note J to the financial statements the financial statements have been restated to correct an error.

Basis for Opinion

These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's and each listed Series’ financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company and each listed Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company and each listed Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's or each listed Series internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company's auditor since 2020.

EISNERAMPER LLP

New York, New York

March 31, 2020, except for Note J as to which the date is April 21, 2020.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Assets
Current Assets
Cash and Cash Equivalents	$ 1,450	$ 1,600	$ 300	$ 1,545	$ 1,095
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	-	2	-	-	1
Total Current Assets	1,450	1,602	300	1,545	1,096
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	125,000	52,500	16,800	35,000	70,100
TOTAL ASSETS	$ 126,450	$ 54,102	$ 17,100	$ 36,545	$ 71,196

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ 13	$ 13	$ -
Due to the Manager for Insurance	237	100	32	66	66
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	237	100	45	79	66

Membership Contributions	126,600	54,100	17,100	36,600	70,740
Capital Contribution	220	203	180	154	131
Capital Contribution for loss at Offering close	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Accumulated Deficit	(607)	(301)	(225)	(233)	(196)
Members' Equity	126,213	54,002	17,055	36,466	71,130
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 126,450	$ 54,102	$ 17,100	$ 36,545	$ 71,196

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Assets
Current Assets
Cash and Cash Equivalents	$ 1,495	$ 1,695	$ 1,250	$ 1,100	$ 1,200
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	1	1	1	-	-
Total Current Assets	1,496	1,696	1,251	1,100	1,200
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	12,100	10,100	55,500	29,500	17,900
TOTAL ASSETS	$ 13,596	$ 11,796	$ 56,751	$ 30,600	$ 19,100

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ -	$ 13	$ -
Due to the Manager for Insurance	12	10	104	56	34
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	12	10	104	69	34

Membership Contributions	13,800	12,000	56,750	30,750	19,250
Capital Contribution	131	131	112	110	71
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Accumulated Deficit	(142)	(140)	(215)	(329)	(105)
Members' Equity	13,584	11,786	56,647	30,531	19,066
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,596	$ 11,796	$ 56,751	$ 30,600	$ 19,100

See accompanying notes, which are an integral part of these financial statements.

F-3

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$1,750	$5,300	$1,050	$1,600	$24,459
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	1	-	2	1	1,881
Total Current Assets	1,751	5,300	1,052	1,601	26,340
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	282,250
Collectible Memorabilia - Owned	11,100	500,028	44,000	27,500	1,301,928
TOTAL ASSETS	$12,851	$505,328	$45,052	$29,101	$1,610,518

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$130
Due to the Manager for Insurance	11	949	83	52	2,607
Due to the Manager or its Affiliates	-	-	-	-	577,500
Total Liabilities	11	949	83	52	580,237

Membership Contributions	13,000	505,328	45,040	29,100	1,030,158
Capital Contribution	63	16	5	4	7,644
Capital Contribution for loss at Offering close	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Accumulated Deficit	(73)	(965)	(86)	(55)	(8,041)
Members' Equity	12,840	504,379	44,969	29,049	1,030,281
TOTAL LIABILITIES AND MEMBERS' EQUITY	$12,851	$505,328	$45,052	$29,101	1,610,518

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Operating Expenses
Storage	$-	$1	$-	$-	$-
Transportation	-	-	13	13	-
Insurance	237	100	32	66	66
Professional Fees	220	200	180	154	130
Marketing Expense	150	-	-	-	-
Total Operating Expenses	607	301	225	233	196
Operating Loss	(607)	(301)	(225)	(233)	(196)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Income / (Loss) Before Income Taxes	(607)	(301)	(225)	(233)	(196)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(607)	$(301)	$(225)	$(233)	$(196)

Basic and Diluted (Loss) per Membership Interest	$(0.61)	$(0.15)	$(0.11)	$(0.23)	$(0.07)
Weighted Average Membership Interests	1,000	2,000	2,000	1,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Operating Expenses
Storage	$-	$-	$1	$-	$-
Transportation	-	-	-	163	-
Insurance	12	10	104	56	34
Professional Fees	130	130	110	110	71
Marketing Expense	-	-	-	-	-
Total Operating Expenses	142	140	215	329	105
Operating Loss	(142)	(140)	(215)	(329)	(105)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Income / (Loss) Before Income Taxes	(142)	(140)	(215)	(329)	(105)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(142)	$(140)	$(215)	$(329)	$(105)

Basic and Diluted (Loss) per Membership Interest	$(0.71)	$(0.70)	$(0.21)	$(0.16)	$(0.10)
Weighted Average Membership Interests	200	200	1,000	2,000	1,000

See accompanying notes, which are an integral part of these financial statements.

F-6

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Operating Expenses
Storage	$1	$-	$-	$-	$1,881
Transportation	-	-	-	-	580
Insurance	11	949	83	52	2,607
Professional Fees	61	16	3	3	1,517
Marketing Expense	-	-	-	-	1,420
Total Operating Expenses	73	965	86	55	8,005
Operating Loss	(73)	(965)	(86)	(55)	(8,005)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	36
Income / (Loss) Before Income Taxes	(73)	(965)	(86)	(55)	(8,041)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(73)	$(965)	$(86)	$(55)	$(8,041)

Basic and Diluted (Loss) per Membership Interest	$(0.04)	$(0.10)	$(0.04)	$(0.03)
Weighted Average Membership Interests	2,000	10,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

F-7

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	126,600	54,100	17,100	36,600	70,740
Capital Contribution	220	203	180	154	131
Capital Contribution for loss at Offering close	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Net loss	(607)	(301)	(225)	(233)	(196)
Balance December 31, 2019	$126,213	$54,002	$17,055	$36,466	$71,130

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	13,800	12,000	56,750	30,750	19,250
Capital Contribution	131	131	112	110	71
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Net loss	(142)	(140)	(215)	(329)	(105)
Balance December 31, 2019	$13,584	$11,786	$56,647	$30,531	$19,066

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	13,000	505,328	45,040	29,100	1,030,158
Capital Contribution	63	16	5	4	7,644
Capital Contribution for loss at Offering close	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Net loss	(73)	(965)	(86)	(55)	(8,041)
Balance December 31, 2019	$12,840	$504,379	$44,969	$29,049	$1,030,281

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	(Restated) Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Cash Flows from Operating Activities:
Net (Loss)	$(607)	$(301)	$(225)	$(233)	$(196)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	220	203	180	154	131
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	-	(2)	-	-	(1)
Due to the Manager for Insurance	237	100	32	66	66
Accounts Payable	-	-	13	13	-
Net cash used in operating activities	(150)	-	-	-	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Investment in memorabilia	(125,000)	(47,250)	(16,800)	(35,000)	(70,100)
Net cash used in investing activities	(125,000)	(47,250)	(16,800)	(35,000)	(70,100)

Cash flow from financing activities:
Proceeds from sale of membership interests	126,600	48,850	17,100	36,600	70,740
Due to the manager and other affiliates	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Net cash used in financing activities	126,600	48,850	17,100	36,545	71,195

Net change in cash	1,450	1,600	300	1,545	1,095
Cash beginning of period	-	-	-	-	-
Cash end of period	1,450	1,600	300	1,545	1,095
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	$5,250	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Cash Flows from Operating Activities:
Net (Loss)	$(142)	$(140)	$(215)	$(329)	$(105)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	131	131	112	110	71
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	(1)	(1)	(1)	-	-
Due to the Manager for Insurance	12	10	104	56	34
Accounts Payable	-	-	-	13	-
Net cash used in operating activities	-	-	-	(150)	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Investment in memorabilia	(12,100)	(10,100)	(55,500)	(29,500)	(17,900)
Net cash used in investing activities	(12,100)	(10,100)	(55,500)	(29,500)	(17,900)

Cash flow from financing activities:
Proceeds from sale of membership interests	13,800	12,000	56,750	30,750	19,250
Due to the manager and other affiliates	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Net cash used in financing activities	13,595	11,795	56,750	30,750	19,100

Net change in cash	1,495	1,695	1,250	1,100	1,200
Cash beginning of period	-	-	-	-	-
Cash end of period	1,495	1,695	1,250	1,100	1,200
Supplemental Cash Flow Information:
Membership Interest issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	(Restated) Series #HONUS	Series #75ALI	Series #71ALI	(Restated) Consolidated
Cash Flows from Operating Activities:
Net (Loss)	$(73)	$(965)	$(86)	$(55)	$(8,041)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	63	16	5	4	7,644
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	(1)	-	(2)	(1)	(1,881)
Due to the Manager for Insurance	11	949	83	52	2,607
Accounts Payable	-	-	-	-	130
Net cash used in operating activities	-	-	-	-	459

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	(282,250)
Investment in memorabilia	(11,100)	(225,000)	(44,000)	(27,500)	(1,021,650)
Net cash used in investing activities	(11,100)	(225,000)	(44,000)	(27,500)	(1,303,900)

Cash flow from financing activities:
Proceeds from sale of membership interests	13,000	230,300	45,040	29,100	749,880
Due to the manager and other affiliates	-	-	-	-	577,500
Contribution related to Offering Closings and Asset Sales	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Net cash used in financing activities	12,850	230,300	45,050	29,100	1,327,900

Net change in cash	1,750	5,300	1,050	1,600	24,459
Cash beginning of period	-	-	-	-	-
Cash end of period	1,750	5,300	1,050	1,600	24,459
Supplemental Cash Flow Information:
Membership Interest issued to Asset Seller as consideration	-	$275,028	-	-	$280,278

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Archive, LLC (the “Company”) is a Delaware series limited liability company formed on January 3, 2019.  RSE Archive Manager, LLC, a single member Delaware limited liability company formed on March 27, 2019 and owned by RSE Markets, Inc., is the manager of the Company (the “Manager”). RSE Markets, Inc. serves as the asset manager for the collection of collectible memorabilia owned by the Company and each series (the “Asset Manager”). The Company was formed to engage in the business of acquiring and managing a collection of collectible memorabilia (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series” or “Series of Interests”), that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Asset Manager is a Delaware corporation formed on April 28, 2016. The Asset Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company, through the Manager, and the assets owned by the Company in its roles as the Asset Manager of each Series. The Asset Manager is the owner of the Manager.

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are a single collectible memorabilia (plus any cash reserves for future operating expenses), as well as certain liabilities related to expenses pre-paid by the Asset Manager.

All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the closing of an offering, each Series is responsible for its own “Operating Expenses” (as defined in Note B(5)). Prior to the closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the closing of each successful offering for its services of sourcing the collectible memorabilia (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee:  For all Series qualified up to the date of this filing the broker of record received a fee (the “Brokerage Fee”) of 1.0% of the cash from offering for facilitating the sale of securities.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Custody Fee: For all Series qualified up to the date of this filing the custody broker received a fee (the “Custody Fee”) of 0.75% of the cash from offering for facilitating the sale of securities.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of “Free Cash Flow” (as defined in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company had sustained a net loss of $(8,041) for the period from January 3, 2019 to December 31, 2019 and had an accumulated deficit of $(8,041) as of December 31, 2019.

All of the liabilities on the balance sheet as of December 31, 2019 are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests. As of December 31, 2019, the Company has negative working capital of approximately $(0.6) million. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Through December 31, 2019, none of the Company or any Series have recorded any directly attributable revenues through the utilization of Underlying Assets. Management’s plans include anticipating that it will commence commercializing the collection in 2021. Each Series will continue to incur Operating Expenses including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City and launched its online shopping experience for merchandise in the third quarter of 2019. No revenues directly attributable to the Company or any Series have been generated through the showroom or the online shop as of December 31, 2019.

F-14

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

At December 31, 2019, the Company and the Series for which closings had occurred, had the following cash balances:

Cash Balance
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$1,450
Series #71MAYS	1971 Willie Mays Jersey	1,600
Series #RLEXPEPSI	Rolex GMT Master II	300
Series #10COBB	1910 Ty Cobb Card	1,545
Series #POTTER	1997 First Edition Harry Potter	1,095
Series #TWOCITIES	First Edition A Tale of Two Cities	1,495
Series #FROST	First Edition A Boy's Will	1,695
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,250
Series #SMURF	Rolex Submariner "Smurf"	1,100
Series #70RLEX	1970 Rolex Beta 21	1,200
Series #EINSTEIN	First Edition of Philosopher-Scientist	1,750
Series #HONUS	1909-11 Honus Wagner Card	5,300
Series #75ALI	1975 Muhammad Ali Boots	1,050
Series #71ALI	1971 “Fight of the Century” Contract	1,600
Total Series Cash Balance		22,430
RSE Archive		2,029
Total Cash Balance		$24,459

The cash on the books of RSE Archive is reserved to funding future pre-closing Operating Expenses or “Acquisition Expenses” (see Note B(6) for definition and additional details), as the case may be. The cash on the books of each Series is reserved for funding of post-closing Operating Expenses. During the period from January 3, 2019 to December 31, 2019, the Manager has paid for certain but not all Operating Expenses related to any of the Series that have had closed offerings and has elected not to be reimbursed. These payments made by the Manager are accounted for as capital contributions, amounting to a total of $7,644.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series, as has been the case for the majority of the Series for which closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future operating expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. There is no assurance that financing from the Manager will remain available or that the Manager will provide the Company or any Series with sufficient capital to meet its objectives.

INITIAL OFFERINGS

The Company has completed several initial offerings since its inception in 2019 and plans to continue to increase the number of initial offerings going forward. The table below outlines all offerings for which a closing has occurred as of December 31, 2019. All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #52MANTLE Interests	Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$132,000	10/18/2019	10/25/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #71MAYS Interests	Series #71MAYS	1971 Willie Mays Jersey	$57,000	10/25/2019	10/31/2019

• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
• The Memorabilia Seller was issued 10% of Interests as part of total purchase consideration

Series #RLEXPEPSI Interests	Series #RLEXPEPSI	Rolex GMT Master II 126710BLRO	$17,800	11/1/2019	11/6/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #10COBB Interests	Series #10COBB	1910 E98 Ty Cobb Card	$39,000	11/8/2019	11/14/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #POTTER Interests	Series #POTTER	1997 First Edition Harry Potter	$72,000	11/15/2019	11/21/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #TWOCITIES Interests	Series #TWOCITIES	First Edition A Tale of Two Cities	$14,500	11/15/2019	11/21/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #FROST Interests	Series #FROST	First Edition A Boy's Will	$13,500	11/15/2019	11/21/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #BIRKINBLEU Interests	Series #BIRKINBLEU	Bleu Saphir Lizard Hermès Birkin	$58,000	11/22/2019	11/27/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #SMURF Interests	Series #SMURF	Rolex Submariner Date "Smurf" Ref. 116619LB	$34,500	11/22/2019	11/27/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #70RLEX Interests	Series #70RLEX	1970 Rolex Ref. 5100 Beta 21	$20,000	11/27/2019	12/6/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #EINSTEIN Interests	Series #EINSTEIN	First Edition of Philosopher-Scientist	$14,500	12/6/2019	12/13/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #HONUS Interests	Series #HONUS	1909-1911 T206 Honus Wagner Card	$520,000	12/13/2019	12/26/2019

• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
• The Memorabilia Seller was issued 53% of Interests as part of total purchase consideration

Series #75ALI Interests	Series #75ALI	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	$46,000	12/20/2019	12/29/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #71ALI Interests	Series #71ALI	1971 “Fight of the Century” Contract	$31,000	12/20/2019	12/30/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Total at 12/31/2019	14 Series		$1,069,800

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

From time to time, the Company receives unsolicited take-over offers for the Underlying Assets. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board evaluates the offers and determines that if, on a case by case basis, it is in the interest of the Investors to sell the Underlying Asset. In certain instances,  the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no offering has yet occurred. In these instances, the anticipated offering related to such Underlying Asset will be cancelled.

For the period from January 3, 2019 to December 31, 2019, no asset dispositions had been executed.

Please see Note I, Subsequent Events for additional details on closings of initial offerings or asset dispositions after December 31, 2019.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

All offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s offering circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses related to the offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, that are funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for offering expenses incurred with respect to the offerings for all Series that have had a closing as of the date of the financial statements and potentially other future offerings.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete offering expenses related to a particular Series’ offering, the Manager has also incurred legal, accounting, user compliance expenses and other offering related expenses during the period from January 3, 2019 to December 31, 2019 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of offerings. The Manager treats these expenses as operating expenses related to the Manager’s business and will not be reimbursed for these through any activities or offerings related to the Company or any of the Series.

5.Operating Expenses:

Operating Expenses related to a particular memorabilia include storage, insurance, transportation (other than the initial transportation from the memorabilia location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other memorabilia specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-closing and post-closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company and totaled $7,644 for the period from January 3, 2019 to December 31, 2019.

During the period from January 3, 2019 to December 31, 2019, RSE Archive incurred pre-closing Operating expenses and the following Series had closed Offerings and incurred post-closing Operating Expenses per the table below:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Operating Expenses
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$607
Series #71MAYS	1971 Willie Mays Jersey	301
Series #RLEXPEPSI	Rolex GMT Master II	225
Series #10COBB	1910 Ty Cobb Card	233
Series #POTTER	1997 First Edition Harry Potter	196
Series #TWOCITIES	First Edition A Tale of Two Cities	142
Series #FROST	First Edition A Boy's Will	140
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	215
Series #SMURF	Rolex Submariner "Smurf"	329
Series #70RLEX	1970 Rolex Beta 21	105
Series #EINSTEIN	First Edition of Philosopher-Scientist	73
Series #HONUS	1909-11 Honus Wagner Card	965
Series #75ALI	1975 Muhammad Ali Boots	86
Series #71ALI	1971 “Fight of the Century” Contract	55
RSE Archive		4,333
Total Operating Expenses		$8,005

Solely in the case of the Series with closed offerings listed in the table above, the Manager has elected that certain, but not all of the post-closing Operating Expenses for the period from January 3, 2019 to December 31, 2019 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series.

F-20

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

6.Capital Assets:

Memorabilia assets are recorded at cost. The cost of the memorabilia includes the purchase price, including any deposits for the memorabilia funded by the Manager and “Acquisition Expenses,” which include transportation of the memorabilia to the Manager’s storage facility, pre-purchase inspection, pre-offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats memorabilia assets as collectible and therefore the Company will not depreciate or amortize the collectible memorabilia assets going forward. The collectible memorabilia are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The collectible memorabilia assets are initially purchased by the Company, either prior to launching an offering or through the exercising of a purchase option simultaneous with the closing of an offering for a particular Series. At closing of an offering for a Series of Interests the collectible memorabilia assets, including capitalized Acquisition Expenses, are then transferred to the Series. Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a closing, such as registration fees or fees related to the transportation of an Underlying Asset from the seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired memorabilia after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Archive” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the offering. In case of a closing at a loss, the Manager will make an additional capital contribution to the Series to cover any losses, which is represented as “Distribution to Series” on the balance sheet. Any remaining cash on the balance sheet of the Series after distributions have been made is retained for payment of future operating expenses.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties invested in memorabilia assets. For the period from January 3, 2019 to December 31, 2019, the total investment in memorabilia assets was $1,584,178.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Of the $1,584,178 of investments during the period from January 3, 2019 to December 31, 2019, $1,578,478 were related to the purchase price of, or down payments on Underlying Assets, excluding $0 related to the Underlying Assets sold. This brings the total spent on purchase price and down-payments at December 31, 2019 to $1,578,478, since the inception of the Company on January 3, 2019.

Acquisition Expenses related to a particular Series, that are incurred prior to the closing of an offering, are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example transportation costs to transport the asset from the seller to the Company’s facility, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses are capitalized into the cost of the memorabilia as per the table below. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

For the period from January 3, 2019 to December 31, 2019, $5,700 of Acquisition Expenses related to the registration, transportation, inspection, repair of collectible memorabilia and other acquisition related expenses were incurred, excluding $0 related to Underlying Assets sold.

The total investment in memorabilia assets as of December 31, 2019 is as follows:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

As of 12/31/2019
Capitalized Costs
	Applicable Series		Asset	Purchase Price / Down payment	Authen-tication	Other	Total
Asset 1	Series #52MANTLE	(1)	1952 Topps #311 Mickey Mantle Card	$125,000	$-	$-	$125,000
Asset 2	Series #71MAYS	(1)	1971 Willie Mays Jersey	52,500	-	-	52,500
Asset 3	Series #RLEXPEPSI	(1)	Rolex GMT Master II	16,800	-	-	16,800
Asset 4	Series #10COBB	(1)	1910 Ty Cobb Card	35,000	-	-	35,000
Asset 5	Series #POTTER	(1)	1997 First Edition Harry Potter	65,000	100	5,000	70,100
Asset 6	Series #TWOCITIES	(1)	First Edition A Tale of Two Cities	12,000	100	-	12,100
Asset 7	Series #FROST	(1)	First Edition A Boy's Will	10,000	100	-	10,100
Asset 8	Series #BIRKINBLU	(1)	Bleu Saphir Lizard Hermès Birkin	55,500	-	-	55,500
Asset 9	Series #SMURF	(1)	Rolex Submariner "Smurf"	29,500	-	-	29,500
Asset 10	Series #70RLEX	(1)	1970 Rolex Beta 21	17,900	-	-	17,900
Asset 11	Series #EINSTEIN	(1)	First Edition of Philosopher-Scientist	11,000	100	-	11,100
Asset 12	Series #HONUS	(1)	1909-11 Honus Wagner Card	500,028	-	-	500,028
Asset 13	Series #75ALI	(1)	1975 Muhammad Ali Boots	44,000	-	-	44,000
Asset 14	Series #71ALI	(1)	1971 “Fight of the Century” Contract	27,500	-	-	27,500
Asset 15	Series #APROAK	(2)	AP Royal Oak A-Series	72,500	-	-	72,500
Asset 16	Series #88JORDAN	(2)	1988 Air Jordan III Sneakers	20,000	-	-	20,000
Asset 17	Series #SNOOPY	(2)	2015 Omega Speedmaster Moonwatch	24,000	-	-	24,000
Asset 18	Series #98JORDAN	(2)	1998 Michael Jordan Jersey	120,000	-	-	120,000
Asset 19	Series #18ZION	(2)	2018 Zion Williamson Sneakers	13,500	-	-	13,500
Asset 20	Series #YOKO	(2)	First Edition Grapefruit	12,500	100	-	12,600
Asset 21	Series #APOLLO11	(2)	Apollo 11 New York Times	30,000	-	-	30,000
Asset 22	Series #APEOD	(2)	AP Royal Oak "End of Days"	28,000	-	-	28,000
Asset 23	Series #ROOSEVELT	(2)	First Edition African Game Trails	17,000	200	-	17,200
Asset 24	Series #AGHOWL	(2)	First Edition Howl and Other Poems	15,500	-	-	15,500
Asset 25	Series #56MANTLE	(2)	1956 Mickey Mantle Card	9,000	-	-	9,000
Asset 26	Series #24RUTHBAT	(2)	1924 Babe Ruth Bat	50,000	-	-	50,000
Asset 27	Series #33RUTH	(2)	1933 Babe Ruth Card	74,000	-	-	74,000
Asset 28	Series #BIRKINBOR	(2)	2015 Hermès Bordeaux Birkin	12,500	-	-	12,500
Asset 29	Series #HIMALAYA	(2)	2014 Hermès Himalaya Birkin	32,500	-	-	32,500
Asset 30	Series #SPIDER1	(2)	1963 Amazing Spider-Man #1	5,000	-	-	5,000
Asset 31	Series #BATMAN3	(2)	1940 Batman #3	18,750	-	-	18,750
Asset 32	Series #ULYSSES	(2)	1935 First Edition Ulysses	22,000	-	-	22,000
Total				$1,578,478	$700	$5,000	$1,584,178

Acquisition Expense 2019				$1,578,478	$700	$5,000	$1,584,178

Note: Excludes $0 of capitalized acquisitions costs related to Underlying Assets sold.

(1)Offering for Series Interests closed at December 31, 2019 and Underlying Asset owned by applicable Series.

(2)At December 31, 2019 owned by RSE Archive, LLC and not by any Series. To be owned by the applicable Series as of the closing of the applicable offering.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Income / (Loss) for the period.

Capital contributions from the Manager are made to cover Operating Expenses (as described in Note B(5) above), such as storage, insurance, transportation and ongoing accounting and legal expenses incurred by the Company or any of the Series, for which the Manager has elected not to be reimbursed.

Members’ equity in Membership Contributions issued in a successful closing of an offering for a particular Series are calculated by taking the amount of membership Interests sold in an offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the offering are paid from the proceeds of any successfully closed offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an offering does not close. At December 31, 2019, the following offerings for Series Interests had closed:

Membership Contribution and Uses at Closing
Applicable Series	Asset	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	10/25/2019	$132,000	$1,320	$3,090	$990	$126,600
Series #71MAYS	1971 Willie Mays Jersey	10/31/2019	57,000	570	1,830	500	54,100
Series #RLEXPEPSI	Rolex GMT Master II	11/6/2019	17,800	178	22	500	17,100
Series #10COBB	1910 Ty Cobb Card	11/14/2019	39,000	390	1,510	500	36,600
Series #POTTER	1997 First Edition Harry Potter	11/21/2019	72,000	720	-	540	70,740
Series #TWOCITIES	First Edition A Tale of Two Cities	11/21/2019	14,500	145	55	500	13,800
Series #FROST	First Edition A Boy's Will	11/21/2019	13,500	135	865	500	12,000
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	11/27/2019	58,000	580	170	500	56,750
Series #SMURF	Rolex Submariner "Smurf"	11/27/2019	34,500	345	2,905	500	30,750
Series #70RLEX	1970 Rolex Beta 21	12/9/2019	20,000	200	50	500	19,250
Series #EINSTEIN	First Edition of Philosopher-Scientist	12/12/2019	14,500	145	855	500	13,000
Series #HONUS	1909-11 Honus Wagner Card	12/26/2019	520,000	5,200	5,572	3,900	505,328
Series #75ALI	1975 Muhammad Ali Boots	12/30/2019	46,000	460	-	500	45,040
Series #71ALI	1971 “Fight of the Century” Contract	12/30/2019	31,000	310	1,090	500	29,100
Total			$1,069,800	$10,698	$18,014	$10,930	$1,030,158

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of December 31, 2019.

RSE Archive, LLC, as the master series of the Company and RSE Archive Manager, LLC, the Manager of the Company, intend to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership interest:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

As of the period from January 3, 2019 to December 31, 2019, the following Series had closed offerings and the (losses) / income per membership Interest as per the table below:

Earnings (Loss) Per Membership Interest (EPMI)
			12/31/2019
Applicable Series	Asset	Membership Interests	Net (Loss) / Income	EPMI
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	1,000	$(607)	$(0.61)
Series #71MAYS	1971 Willie Mays Jersey	2,000	(301)	(0.15)
Series #RLEXPEPSI	Rolex GMT Master II	2,000	(225)	(0.11)
Series #10COBB	1910 Ty Cobb Card	1,000	(233)	(0.23)
Series #POTTER	1997 First Edition Harry Potter	3,000	(196)	(0.07)
Series #TWOCITIES	First Edition A Tale of Two Cities	200	(142)	(0.71)
Series #FROST	First Edition A Boy's Will	200	(140)	(0.70)
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,000	(215)	(0.21)
Series #SMURF	Rolex Submariner "Smurf"	2,000	(329)	(0.16)
Series #70RLEX	1970 Rolex Beta 21	1,000	(105)	(0.10)
Series #EINSTEIN	First Edition of Philosopher-Scientist	2,000	(73)	(0.04)
Series #HONUS	1909-11 Honus Wagner Card	10,000	(965)	(0.10)
Series #75ALI	1975 Muhammad Ali Boots	2,000	(86)	(0.04)
Series #71ALI	1971 “Fight of the Century” Contract	2,000	(55)	(0.03)

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and advisory board members.

Officer and Affiliate Loans

From time to time, individual officers and affiliates of the Manager may make loans to the Company to facilitate the purchase of memorabilia assets prior to the closing of a Series’ offering.  It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the broker of record and the custody broker and their respective affiliates, from the proceeds of a closed offering, the memorabilia would then transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another memorabilia assets.

As of December 31, 2019, no loans were outstanding to either officers or affiliates of the Manager.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE D –DEBT

On April 30, 2019, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into a $1.5 million revolving line of credit with Silicon Valley Bank. The LoC allowed the Asset Manager to draw up to 80% of the value of an Underlying Assets for any asset held on the books of the Company for less than 180 days. Interest rate on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) or (ii) 6.0%. Interest expense is paid monthly by the Asset Manager. The Company was also held jointly and severably liable for any amounts outstanding under this LoC. On December 20, 2019, the Asset Manager and the Company cancelled the LoC and the Asset Manager repaid $220,000 outstanding under the LoC plus accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into a $2.25 million demand note (the “DM”) with Upper90. The DM allows the Asset Manager to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM. It is anticipated that the Asset Manager will replace the DM with a more permanent piece of debt from Upper90 at essentially the same terms sometime in the second quarter of 2020.

As of December 31, 2019, $1,560,000 debt plus $7,800 of accrued interest was outstanding under the DM. Of the $1,560,000 outstanding, $565,000 were related to memorabilia assets and the remainder to assets of the affiliate of the Asset Manager, per the table below:

Borrowing Base
Asset Type	Series	Underlying Asset	$ Borrowed	Date Drawn
Automobile	#81AV1	1982 Aston Martin V8 Vantage	$285,000	12/20/2019
Automobile	#72FG2	1972 Ferrari 365 GT C/4	275,000	12/20/2019
Automobile	#95FF1	1995 Ferrari 355 Spider	105,000	12/20/2019
Automobile	#03SS1	2003 Series Saleen S7	330,000	12/20/2019
Memorabilia	#98JORDAN	1998 Michael Jordan Jersey	120,000	12/20/2019
Memorabilia	#33RUTH	1933 Babe Ruth Card	74,000	12/20/2019
Memorabilia	#56MANTLE	1956 Mickey Mantle Card	9,000	12/20/2019
Memorabilia	#88JORDAN	1988 Air Jordan III Sneakers	20,000	12/20/2019
Memorabilia	#AGHOWL	First Edition Howl and Other Poems	15,500	12/20/2019
Memorabilia	#ROOSEVELT	First Edition African Game Trails	17,000	12/20/2019
Memorabilia	#ULYSSES	1935 First Edition Ulysses	22,000	12/20/2019
Memorabilia	#YOKO	First Edition Grapefruit	12,500	12/20/2019
Memorabilia	#BIRKINBOR	2015 Hermès Bordeaux Birkin	50,000	12/20/2019
Memorabilia	#HIMALAYA	2014 Hermès Himalaya Birkin	130,000	12/20/2019
Memorabilia	#SPIDER1	1963 Amazing Spider-Man #1	20,000	12/20/2019
Memorabilia	#BATMAN3	1940 Batman #3	75,000	12/20/2019
Total			$1,560,000

Note: Series #81AV1, Series #72FG2, Series #95FF1 and Series #03SS1 are Series of an affiliate of the Asset Manager.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

As of December 31, 2019, we have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021. In early 2019, the Manager of the Company launched its first showroom in New York City and in mid-2019 launched an online shopping experience for merchandise In future, the Manager of the Company plans to roll out additional opportunities for revenue generation including additional showrooms.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular memorabilia asset and Operating Expenses related to the management of such memorabilia assets.

Fees and expenses related to the purchase of an underlying memorabilia asset include Offering Expenses, Acquisition Expenses Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the closing of an offering and those incurred after the closing of an offering. Although these pre- and post- closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying memorabilia assets or the number of memorabilia, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: Revenues from the anticipated commercialization of the collection of memorabilia will be allocated amongst the Series whose underlying memorabilia are part of the commercialization events, based on the value of the underlying memorabilia assets. No revenues attributable directly to the Company or any Series have been generated during the period from January 3, 2019 to December 31, 2019.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the closing of an offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon closing of the offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering (see note B(7)) and is charged to the specific Series. Losses incurred related to closed offerings, due to shortfalls between proceeds from closed offerings and costs incurred in relation to these offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

•Brokerage Fee: The Brokerage Fee is paid to the broker of record from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the custody broker from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

•Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs and other Series related Operating Expenses, are expensed as incurred:

oPre-closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage: based on the number of Underlying Assets

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% of Free Cash Flow (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to interest holders of a particular Series.

iv)The Manager may receive up to 50% of Free Cash Flow in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of December 31, 2019, no distributions of Free Cash Flow or management fees were paid by the Company or in respect of any Series.

F-30

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX

As of December 31, 2019, each individual Series has elected to be treated as a corporation for tax purposes.

No provision for income taxes for the period from January 3, 2019 to December 31, 2019 has been recorded for any individual Series as all individual Series incurred net losses.  Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets at December 31, 2019 are fully offset by a valuation allowance, and therefore, no tax benefit applicable to the loss for each individual Series for the years ended December 31, 2019 has been recognized. Losses incurred after January 1, 2019 do not expire for federal income tax purposes.

Reconciliation of the benefit for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. RSE Archive has elected to be treated as a partnership; thus, for the period from January 3, 2019 to December 31, 2019 the only tax affected components of deferred tax assets and deferred tax liabilities related to closed Series.

Period from January 3, 2019 to December 31, 2019:

Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
Series #52MANTLE	$ (127)	$ 127	$ -
Series #71MAYS	(63)	63	-
Series #RLEXPEPSI	(47)	47	-
Series #10COBB	(49)	49	-
Series #POTTER	(41)	41	-
Series #TWOCITIES	(30)	30	-
Series #FROST	(29)	29	-
Series #BIRKINBLU	(45)	45	-
Series #SMURF	(69)	69	-
Series #70RLEX	(22)	22	-
Series #EINSTEIN	(15)	15	-
Series #HONUS	(203)	203	-
Series #75ALI	(18)	18	-
Series #71ALI	(12)	12	-
Total	$ (770)	$ 770	$ -

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Tax affected components of deferred tax assets and deferred tax liabilities at December 31, 2019, consisting of net operating losses, were as follows:

Federal Loss Carry-forward
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
Series #52MANTLE	$ (127)	$ 127	$ -
Series #71MAYS	(63)	63	-
Series #RLEXPEPSI	(47)	47	-
Series #10COBB	(49)	49	-
Series #POTTER	(41)	41	-
Series #TWOCITIES	(30)	30	-
Series #FROST	(29)	29	-
Series #BIRKINBLU	(45)	45	-
Series #SMURF	(69)	69	-
Series #70RLEX	(22)	22	-
Series #EINSTEIN	(15)	15	-
Series #HONUS	(203)	203	-
Series #75ALI	(18)	18	-
Series #71ALI	(12)	12	-
Total	$ (770)	$ 770	$ -

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE H - CONTINGENCIES

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

Restriction on Sale of Series #HONUS

•Without the Company’s prior written consent (which may be withheld in the Company’s sole discretion), the Asset Seller will not, directly or indirectly, offer, pledge, sell, transfer, hypothecate, mortgage, grant or encumber, sell or grant any option, purchase any option, enter into any arrangement or contract to do any of the foregoing, or otherwise transfer, dispose or encumber the Asset Seller’s Equity Interest.

•Without the Asset Seller’s prior written consent, the Company will not sell the Underlying Asset within 36-months of the Closing.

•The Company will not sell the Underlying Asset for a purchase price of less than $1,900,000.00 without the Asset Seller’s prior written consent.

•For a 10 year period following the Closing, the Company (or our designee(s)) will have the right, exercisable at any time upon written notice to the Asset Seller, to repurchase from the Asset Seller the Asset Seller Equity Interest for a purchase price valuing the Series at no less than $1,900,000.00.  In the event the Company exercises this right, the Asset Seller will execute and deliver or cause to be executed and delivered to us such agreements or instruments as we may reasonably request, in order to facilitate such repurchase.

•If the Underlying Asset is sold within 5 years of the Closing, the Company will use commercially reasonable efforts to include as a condition in the sale agreement relating to such sale that purchaser of the Underlying Asset must lend the Underlying Asset to the Asset Seller for 60 days per calendar year for a 24-month period post-sale.  The Company will have no further obligation to the Asset Seller once the Company sells the Underlying Asset.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS

Subsequent Offerings

The table below shows all offerings, which have closed after the date of the financial statements through March 31, 2020.

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #88JORDAN Interest	Series Michael Jordan 1988 Sneakers	1988 Michael Jordan Nike Air Jordan III Sneakers	$ 22,000	1/19/2020	1/27/2019	Closed

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #56MANTLE Interest	Series 1956 Topps Mickey Mantle Card	1956 Topps #135 Mickey Mantle Card	$ 10,000	1/3/2020	3/11/2020	Closed

• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager

• $10,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #BIRKINBOR Interest	Series Hermès Bordeaux Porosus Birkin Bag	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	$ 52,500	2/14/2020	2/20/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $52,500 Offering closed on 02/20/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #33RUTH Interest	Series 1933 Goudey Babe Ruth Card	1933 Goudey #144 Babe Ruth Card	$ 77,000	2/21/2020	2/26/2020	Closed	• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
Series #SPIDER1 Interest	Series 1963 Amazing Spider-Man #1	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	$22,000	2/28/2020	3/4/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #BATMAN3 Interest	Series 1940 Batman #3	1940 D.C. Comics Batman #3 CGC NM 9.4	$78,000	2/28/2020	3/4/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $78,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #AGHOWL Interest	Series Howl and Other Poems	First Edition Howl and Other Poems	$19,000	3/6/2020	3/11/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #ROOSEVELT Interest	Series African Game Trails	First Edition African Game Trails	$19,500	3/6/2020	3/10/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #ULYSSES Interest	Series Ulysses	1935 First Edition Ulysses	$25,500	3/6/2020	3/10/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $25,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #98JORDAN Interest	Series Michael Jordan Jersey	1998 Michael Jordan Jersey	$128,000	3/13/2020	3/22/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager

• $128,000 Offering closed on 3/22/2020 and payments made by the Manager and other Obligations were paid through the proceeds

The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

Asset Disposition

On February 1, 2020, the Company received an unsolicited take-over offer for Series “Fight of The Century” Contract, the Underlying Asset for Series #71ALI, in the amount of $40,000. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board has evaluated the offer and has determined that it is in the interest of the Investors to sell the Series “Fight of The Century” Contract. The purchase and sale agreement was executed on February 7, 2020.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE J - RESTATEMENT

During the period from January 3, 2019 to December 31, 2019, the Company incorrectly included the non-cash membership interests issued  as part of the total consideration issued by the Company to the  sellers of Series #HONUS and Series #71MAYS, in the statements of cash flows, for each of these two individual Series and in the consolidated statement of the Company.  As a result, the Cash Flows from Investing Activities and Cash Flows from Financing Activities for these two Series and the consolidated amounts have been restated to appropriately reflect the amount of cash consideration that was (i) paid for the specific assets and recorded as Investment in Memorabilia in Cash Flows from Investing Activities, and (ii) received by the Series through the offering of membership interests and recorded as Proceeds from Sale of Membership Interest in Cash Flows from Financing Activities.  The error had no effect on the consolidated balance sheets, consolidated statements of operations, and consolidated statements of members’ equity (deficit).

The specific adjustments related to each Series and the total consolidated amounts of the Company in the Statement of Cash Flows follows:

	Series #HONUS
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($500,028)	$275,028	($225,000)
Net cash used in investing activities	($500,028)	$275,028	($225,000)

Cash flows from financing activities:
Proceeds from sale of membership interests	$505,328	($275,028)	$230,300
Net cash provided by financing activities	$505,328	($275,028)	$230,300

	Series #71MAYS
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($52,500)	$5,250	($47,250)
Net cash used in investing activities	($52,500)	$5,250	($47,250)

Cash flows from financing activities:
Proceeds from sale of membership interests	$54,100	($5,250)	$48,850
Net cash provided by financing activities	$54,100	($5,250)	$48,850

	Consolidated
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($1,301,928)	$280,278	($1,021,650)
Net cash used in investing activities	($1,584,178)	$280,278	($1,303,900)

Cash flows from financing activities:
Proceeds from sale of membership interests	$1,030,158	($280,278)	$749,880
Net cash provided by financing activities	$1,608,178	($280,278)	$1,327,900

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Archive, LLC (1)

Exhibit 2.2 – Amended and Restated Operating Agreement for RSE Archive, LLC (3)

Exhibit 2.3 – Certificate of Formation for RSE Archive Manager, LLC (1)

Exhibit 2.4 – Operating Agreement for RSE Archive Manager, LLC (2)

Exhibit 3.1 – Form of Series Designation (1)

Exhibit 4.1 – Amended and Restated Form of Subscription Agreement (4)

Exhibit 6.1 – Amended and Restated Form of Asset Management Agreement (9)

Exhibit 6.2 – Broker of Record Agreement (1)

Exhibit 6.3 – Purchase Option Agreement in respect of Series #10COBB Asset (1)

Exhibit 6.4 – Purchase Option Agreement in respect of Series #52MANTLE Asset (1)

Exhibit 6.5 – Purchase Option Agreement in respect of Series #71ALI Asset (1)

Exhibit 6.6 – Purchase Option Agreement in respect of Series #71MAYS Asset (1)

Exhibit 6.7 – Purchase Option Agreement in respect of Series #98JORDAN Asset (1)

Exhibit 6.8 – Purchase Option Agreement in respect of Series #AGHOWL Asset (1)

Exhibit 6.9 – Purchase Option Agreement in respect of Series #EINSTEIN Asset (1)

Exhibit 6.10 – Purchase Option Agreement in respect of Series #FROST Asset (1)

Exhibit 6.11 – Purchase Option Agreement in respect of Series #POTTER Asset (1)

Exhibit 6.12 – Purchase Option Agreement in respect of Series #ROOSEVELT Asset (1)

Exhibit 6.13 – Purchase Option Agreement in respect of Series #TWOCITIES Asset (1)

Exhibit 6.14 – Purchase Option Agreement in respect of Series #ULYSSES Asset (1)

Exhibit 6.15 – Purchase Option Agreement in respect of Series #YOKO Asset (1)

Exhibit 6.16 – Purchase Agreement in respect of Series #70RLEX Asset (3)

Exhibit 6.17 – Purchase Agreement in respect of Series #RLEXPEPSI Asset (3)

Exhibit 6.18 – Purchase Agreement in respect of Series #SMURF Asset (5)

Exhibit 6.19 – Purchase Agreement in respect of Series #APEOD Asset (5)

Exhibit 6.20 – Purchase Agreement in respect of Series #APROAK Asset (5)

Exhibit 6.21 – Purchase Option Agreement in respect of Series #15PTKWT Asset (5)

Exhibit 6.22 – Purchase Agreement in respect of Series #18ZION Asset (5)

Exhibit 6.23 – Purchase Agreement in respect of Series #75ALI Asset (5)

Exhibit 6.24 – Purchase Agreement in respect of Series #88JORDAN Asset (5)

Exhibit 6.25 – Purchase Agreement in respect of Series #APOLLO11 Asset (5)

Exhibit 6.26 – Purchase Agreement in respect of Series #BIRKINBLEU Asset (5)

Exhibit 6.27 – Purchase Agreement in respect of Series #SNOOPY Asset (6)

Exhibit 6.28 – Purchase Option Agreement in respect of Series #HONUS Asset (6)

Exhibit 6.29 – Purchase Agreement in respect of Series #24RUTHBAT Asset (7)

Exhibit 6.30 – Purchase Agreement in respect of Series #33RUTH Asset (7)

Exhibit 6.31 – Purchase Agreement in respect of Series #56MANTLE Asset (7)

Exhibit 6.32 – Purchase Option Agreement in respect of Series #BIRKINBOR Asset (7)

Exhibit 6.33 – Purchase Option Agreement in respect of Series #HIMALAYA Asset (7)

Exhibit 6.34 – Purchase Option Agreement in respect of Series #SPIDER1 Asset (7)

Exhibit 6.35 – Purchase Option Agreement in respect of Series #BATMAN3 Asset (7)

Exhibit 6.36 – Purchase Agreement in respect of Series #BOND1 Asset (8)

Exhibit 6.37 – Purchase Agreement in respect of Series #CATCHER Asset (8)

Exhibit 6.38 – Purchase Agreement in respect of Series #LOTR Asset (8)

Exhibit 6.40 – Purchase Agreement in respect of Series #AMZFNT1 Asset (8)

Exhibit 6.41 – Purchase Agreement in respect of Series #HULK1 Asset (8)

Exhibit 6.42 – Purchase Agreement in respect of Series #BATMAN1 Asset (8)

Exhibit 6.43 – Purchase Agreement in respect of Series #55CLEMENTE Asset (8)

Exhibit 6.44 – Purchase Agreement in respect of Series #38DIMAGGIO Asset (8)

Exhibit 6.45 – Purchase Agreement in respect of Series #RUTHBALL1 Asset (8)

Exhibit 6.46 – Purchase Agreement in respect of Series #86JORDAN Asset (9)

Exhibit 6.47 – Purchase Agreement in respect of Series #GMTBLACK1 Asset (9)

III-1

Exhibit 6.48 – Purchase Agreement in respect of Series #SHKSPR4 Asset (9)

Exhibit 6.49 – Purchase Agreement in respect of Series #50JACKIE Asset (9)

Exhibit 6.50 – Purchase Agreement in respect of Series #POKEMON1 Asset (9)

Exhibit 6.51 – Purchase Option Agreement in respect of Series #FANFOUR1 Asset (9)

Exhibit 6.52 – Purchase Agreement in respect of Series #CHURCHILL Asset (9)

Exhibit 6.53 – Purchase Agreement in respect of Series #ANMLFARM Asset (9)

Exhibit 6.54 – Purchase Option Agreement in respect of Series #CAPTAIN3 Asset (9)

Exhibit 6.55 – Purchase Option Agreement in respect of Series #SUPER21 Asset (9)

Exhibit 6.56 – Purchase Option Agreement in respect of Series #SOBLACK Asset (9)

Exhibit 6.57 – Purchase Option Agreement in respect of Series #FAUBOURG Asset (9)

Exhibit 6.58 – Purchase Option Agreement in respect of Series #BIRKINTAN Asset (9)

Exhibit 6.59 – Upper90 Secured Demand Promissory Term Note (9)

Exhibit 8.1 – Subscription Escrow Agreement (1)

Exhibit 8.2 – Custodian Agreement with DriveWealth, LLC (9)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 13.1 – Amended and Restated Testing the Water Materials (3)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on August 13, 2019

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on August 19, 2019

(3)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on September 16, 2019

(4)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 4, 2019

(5)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 21, 2019

(6)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on November 15, 2019

(7)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on December 5, 2019

(8)Previously filed as an Exhibit to the Company’s Form1-A/A filed with the Commission on February 7, 2020

(9)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on March 31, 2020

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE ARCHIVE, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	April 21, 2020

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	April 21, 2020
RSE MARKETS, INC. By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	April 21, 2020